UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE OMMISSION	OMB Number: 3235-00595
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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ELECTRO SCIENTIFIC INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

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 Notice of Annual Meeting of Shareholders

To the Shareholders of Electro Scientific Industries, Inc.:

The Annual Meeting of Shareholders of Electro Scientific Industries, Inc. (ESI) will be held at ESI’s offices, 13900 NW Science Park Drive, Portland, Oregon, on Friday, October 15, 2004 at 1:00 p.m. Pacific Time, for the following purposes:

1.	To elect three directors for a term of three years.

2.	To approve ESI’s proposed 2004 Stock Incentive Plan and reserve 3,000,000 shares for issuance under the plan.

3.	To approve ESI’s proposed Amended and Restated 2000 Stock Option Incentive Plan, which amends the current plan to permit the grant of additional types of awards under the plan, to remove provisions automatically granting options to non-employee directors and to make certain other changes.

4.	To approve a proposed amendment to ESI’s 1990 Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the plan from 900,000 to 1,900,000.

5.	To transact any other business that properly comes before the meeting.

Only shareholders of record at the close of business on August 6, 2004 will be entitled to vote at the annual meeting.

Your vote is very important. Whether or not you expect to attend in person, we urge you to vote your shares at your earliest convenience. Promptly voting your shares by phone, via the Internet, or by signing, dating and returning the enclosed proxy card will ensure the presence of a quorum at the meeting. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option. Retention of the proxy is not necessary for admission to or identification at the meeting.

By Order of the Board of Directors

J. Michael Dodson
Senior Vice President of Administration,
Chief Financial Officer and Secretary

Portland, Oregon
September 10, 2004

ELECTRO SCIENTIFIC INDUSTRIES, INC.
PROXY STATEMENT

The mailing address of the principal executive offices of the Company is 13900 NW Science Park Drive, Portland, Oregon 97229-5497. The approximate date this proxy statement and the accompanying proxy forms are first being mailed to shareholders is September 10, 2004.

SOLICITATION AND REVOCABILITY OF PROXY

The enclosed proxy is solicited on behalf of the Board of Directors of Electro Scientific Industries, Inc., an Oregon corporation, for use at the Annual Meeting of Shareholders to be held on October 15, 2004. The Company will bear the cost of preparing and mailing the proxy, proxy statement and any other material furnished to the shareholders by the Company in connection with the annual meeting. Proxies will be solicited by use of the mail and the Internet, and officers and employees of the Company may, without additional compensation, also solicit proxies by telephone, fax or personal contact. The Company has engaged the services of Mellon Investor Services LLC to solicit proxies and assist in the distribution of proxy materials. In connection with its retention by the Company, Mellon Investor Services LLC has agreed to provide consulting and analytic services and assist in the solicitation of proxies, primarily from banks, brokers, institutional investors and individual shareholders. The Company has agreed to pay Mellon Investor Services LLC a fee of $7,000 plus out-of-pocket expenses for its services. Copies of solicitation materials will be furnished to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of the stock held in their names.

Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing an instrument of revocation or a duly executed proxy bearing a later date with the Corporate Secretary of the Company. The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting. However, a shareholder who attends the meeting need not revoke the proxy and vote in person unless he or she wishes to do so. All valid, unrevoked proxies will be voted at the Annual Meeting in accordance with the instructions given.

The Common Stock is the only outstanding authorized voting security of the Company. Holders of the Company’s 4¼% Convertible Subordinated Notes due 2006 are not entitled to vote at the Annual Meeting until such time as the notes are converted into Common Stock. The record date for determining holders of Common Stock entitled to vote at the Annual Meeting is August 6, 2004. On that date there were 28,242,456 shares of Common Stock outstanding, entitled to one vote per share. The Common Stock does not have cumulative voting rights. As of the record date, $145,000,000 aggregate principal amount of the Company’s 4¼% Convertible Subordinated Notes due 2006 were outstanding and convertible at the option of holders thereof into an aggregate of 3,816,052 shares of Common Stock.

MULTIPLE SHAREHOLDERS SHARING THE SAME ADDRESS

If you and other residents at your mailing address own shares of Common Stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement. This practice, known as “householding,” reduces the Company’s printing and postage costs. If any shareholder residing at that address wishes to receive a separate annual report or proxy statement, write or telephone the Company as follows: Investor Relations, Electro Scientific Industries, Inc., 13900 NW Science Park Drive, Portland, Oregon 97229, (503) 641-4141. Contact the Company in the same way if you and other residents at your mailing address are receiving multiple copies of the annual report and proxy statement and wish to receive single copies in the future.

PROPOSAL 1: ELECTION OF DIRECTORS

The terms of Frederick A. Ball, Nicholas Konidaris and Robert R. Walker expire in 2004. Messrs. Ball and Walker were elected to one-year terms by the shareholders in 2003. Mr. Konidaris was elected by the Board of Directors on January 22, 2004. Under Oregon law, if a director is elected by the board of directors, the director must stand for election at the next shareholders meeting at which directors are elected. Accordingly, Mr. Konidaris, in addition to Messrs. Ball and Walker, are nominees for re-election.

Pursuant to the Company’s Bylaws, the Board of Directors is divided into three classes, and the term of office of one class expires each year. Oregon law requires that each class of directors be as nearly equal in number as possible. Messrs. Ball, Konidaris and Walker are nominees for the class of directors whose term expires in 2007 and will be elected for three-year terms.

Under Oregon law, if a quorum of shareholders is present at the 2004 Annual Meeting, the directors elected will be the three nominees for election as directors for a term ending in 2007 who receive the greatest number of votes cast at the meeting. Abstentions and broker non-votes will have no effect on the results of the vote. Unless otherwise instructed, proxy holders will vote the proxies they receive for Messrs. Ball, Konidaris and Walker. If any of the nominees for election as director at the 2004 Annual Meeting becomes unavailable for election for any reason (none being known at this time), the proxy holders will have discretionary authority to vote pursuant to the proxy for a substitute or substitutes.

The following table briefly describes the Company’s nominees for directors and the directors whose terms will continue.

Name, Age, Principal Occupation, and Other Directorships	Director Since	Term Expires
Nominees
Frederick A. Ball, 42, was appointed Senior Vice President and Chief Financial Officer of BigBand Networks, a provider of network platforms for broadband multimedia services, in August 2004. From November 2003 until May 2004 Mr. Ball served as Chief Operating Officer of CallTrex Corporation, a provider of customer service solutions. Prior to his employment with CallTrex, he was employed with Borland Software Corporation, a provider of enterprise software development solutions, from September 1999 until July 2003. Beginning in 1999, he was Senior Vice President and Chief Financial Officer. In October 2002, he was appointed Executive Vice President of Corporate Development and Mergers and Acquisitions. Prior to his employment with Borland, Mr. Ball served as Vice President, Mergers and Acquisitions for KLA-Tencor Corporation, a manufacturer of semiconductor equipment. Mr. Ball served as the Vice President of Finance for KLA-Tencor Corporation following KLA’s merger with Tencor Instruments in 1997. Prior to his employment with Tencor Instruments Corporation, Mr. Ball was employed with PricewaterhouseCoopers LLP.
	2003	2004

Nicholas Konidaris, 60, was appointed President and Chief Executive Officer of ESI in January 2004. From July 1999 to January 2004, Mr. Konidaris served as President and Chief Executive Officer of Advantest America Corp., a holding company for Advantest America, Inc., an automatic test equipment supplier. From July 1997 to July 1999, Mr. Konidaris served as the Chief Executive Officer of Advantest America, Corp. From July 1997 to January 2004, Mr. Konidaris also served as Chairman of the Board, President and Chief Executive Officer of Advantest America, Inc. Mr. Konidaris is also a director of Ultratech, Inc.
	2004	2004

Name, Age, Principal Occupation, and Other Directorships	Director Since	Term Expires
Robert R. Walker, 54, served as Executive Vice President and Chief Financial Officer of Agilent Technologies, Inc., an electronic instrument company, from May 2000 until December 2001. From May 1999 until May 2000, he was Senior Vice President and Chief Financial Officer. During 1997 and 1998, Mr. Walker served as Vice President and General Manager of Hewlett-Packard’s Professional Services Business Unit. From 1993 to 1997, he led Hewlett-Packard’s information systems function, including as Vice President and Chief Information Officer from 1995 to 1997. Mr. Walker is also a director of Liberate Technologies.
	2003	2004

Directors Whose Terms Continue
Richard J. Faubert, 56, was appointed President and Chief Executive Officer of AmberWave Systems, Inc., a semiconductor technology company, in September 2003. He served as President, Chief Executive Officer and director of SpeedFam-IPEC, Inc., a manufacturer of semiconductor equipment, from 1998 through 2002. Upon the sale of SpeedFam-IPEC to Novellus Systems, Inc., a capital equipment manufacturer, he served as Executive Vice President of Novellus until his departure in April 2003. Prior to his employment with SpeedFam-IPEC, Inc., he held executive and management positions at Tektronix, Inc., a test, measurement, and monitoring company, and GenRad, Inc., an electronics testing and manufacturing company. Mr. Faubert is also on the Board of Directors of Radisys Corp. and is on the North American Advisory Board of Semiconductor Equipment and Materials Inc.
	2003	2006

Barry L. Harmon, 50, served as President and Chief Executive Officer of ESI from April 2003 until January 2004. From July 2000 until September 2001, Mr. Harmon served as Senior Vice President — West Coast Operations for Avocent Corporation, a provider of KVM switching and solutions. Avocent is the company resulting from the merger of Apex, Inc. with Cybex Computer Products in 2000. Mr. Harmon served as Chief Financial Officer of Apex, Inc., also a provider of KVM switching and solutions, from 1999 until its merger with Cybex. From 1992 to 1999, he was Senior Vice President and Chief Financial Officer of ESI.
	2002	2005

W. Arthur Porter, 63, has served as the Dean of the College of Engineering at the University of Oklahoma since July 1998. He was formerly the President of the Houston Advanced Research Center. Dr. Porter is a director of Stewart Information Services Corporation, Bookham, Inc. and Critical Technologies, Inc.	1980	2005

Gerald F. Taylor, 64, retired in 1998 as Senior Vice President and Chief Financial Officer of Applied Materials, Inc., a manufacturer of semiconductor equipment. He was employed by Applied Materials since 1984. He is also a director of Lithia Motors Inc.	1998	2005

Keith L. Thomson, 65, retired as Vice President and Oregon Site Manager of Intel Corporation, a manufacturer of chips, computers, networking and communications products, in 1998. Mr. Thomson joined Intel in 1969 and moved to Intel’s Oregon operation in 1978.	1994	2006

Jon D. Tompkins, 64, retired as Chief Executive Officer of KLA-Tencor Corporation, a manufacturer of semiconductor equipment, in 1998 and retired as Chairman of the Board of Directors of KLA-Tencor in June 1999. He remains a member of the Board of Directors of KLA-Tencor. In addition, Mr. Tompkins is on the Board of Directors of Cymer, Inc. and Credence Systems.	1998	2006

CORPORATE GOVERNANCE GUIDELINES AND INDEPENDENCE

The Company’s Board of Directors has approved and adopted the Corporate Governance Guidelines and Governance and Nominating Committee Charter which are attached as Appendices A and B, respectively. Under the Company’s Corporate Governance Guidelines, which reflects the current standards for “independence” in accordance with the Nasdaq National Market listing standards and the Securities and Exchange Commission rules, two-thirds of the members of the Board of Directors must be independent as determined by the Board of Directors. The Board of Directors has made the following determinations with respect to each director’s independence:

Director	Status (1)
Frederick A. Ball	Independent
Richard J. Faubert	Independent
Larry L. Hansen	Independent
Barry L. Harmon	Not Independent (2)
Nicholas Konidaris	Not Independent (3)
W. Arthur Porter	Independent
Gerald F. Taylor	Independent
Keith L. Thomson	Independent
Jon D. Tompkins	Independent
Robert R. Walker	Independent

(1)	The Board’s determination that a director is independent was made on the basis of the standards set forth in the Corporate Governance Guidelines.

(2)	Mr. Harmon served as President and Chief Executive Officer of ESI from April 2003 until January 2004 and therefore is not independent in accordance with the standards set forth in the Corporate Governance Guidelines.

(3)	Mr. Konidaris is President and Chief Executive Officer of ESI and therefore is not independent in accordance with the standards set forth in the Corporate Governance Guidelines.

The Company has also adopted a Code of Conduct and Business Practices applicable to the Company’s directors, officers, employees and agents of ESI and its subsidiaries. A copy of the Company’s Code of Conduct and Business Practices is available on our website at www.esi.com.

BOARD COMPENSATION

The Board of Directors met thirteen times during the last fiscal year. During the respective period of service, each member of the Board of Directors attended at least 75 percent of the aggregate meetings of the Board of Directors and the committees of which he was a member. All directors were reimbursed all reasonable expenses incurred in attending meetings. Directors are expected to attend shareholders meetings. Each director who is not an employee of the Company is compensated as follows:

	Prior to July 15, 2004		Effective July 15, 2004
Director Annual Retainer	$20,000		$20,000
Chairman of the Board Annual Retainer	$40,000	(1)	$50,000
Committee Chairman (other than Audit Committee)	$2,000	(2)	$8,000	(3)
Audit Committee Chairman	$2,000	(2)	$10,000	(3)
Board Meeting Attendance	$1,000		$1,500
Committee Meeting Attendance	$1,000		$1,000
Telephone Meeting Attendance	$500		$750

(1)	In recognition of his service and contributions as Chairman of the Board, Mr. Tompkins received a director’s fee of $90,000 per annum, payable monthly, effective May 2003 through April 2004. This fee was in addition to all other fees that Mr. Tompkins would be entitled to receive as a member of ESI’s Board of Directors.

(2)	Per meeting fee.

(3)	Annual fee.

Each director who is not a full-time employee of the Company is automatically granted (1) an option to purchase 30,000 shares of Company Common Stock on the date the person first became a non-employee director, whether through election by the shareholders of the Company or the Board of Directors to fill a vacancy (an “Initial Grant”), and (2) an option to purchase 10,000 shares of Company Common Stock on July 31 of each year, provided that the non-employee director has served on the Board of Directors for at least six months preceding that date (an “Annual Grant”). These automatic options have an exercise price equal to 100% of fair market value on the date of grant and a term of 10 years. The Initial Grants become exercisable for one-third of the shares on each of the first three anniversaries of its date of grant. The Annual Grants become exercisable for one-twelfth of the shares each month after the date of grant. Each of the proposed 2004 Stock Incentive Plan and Amended and Restated 2000 Stock Option Incentive Plan would eliminate the automatic “Initial” and “Annual” share grants.

The Company also provides for reimbursement in the amount of $2,500 for continuing education programs relating to the performance of duties of a director of a public company every two years.

BOARD COMMITTEES

The Company maintains an Audit Committee currently consisting of Gerald F. Taylor (Chairman), Frederick A. Ball and Robert R. Walker. All of the members of the Audit Committee are “independent directors” within the meaning of Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards and pursuant to the criteria established in Section 10A(m) of the Securities Exchange Act of 1934, as amended. Each of Messrs. Ball, Taylor and Walker has financial reporting oversight experience, including serving as chief financial officer of a public company. See “Proposal 1: Election of Directors” for their biographies. The Board of Directors has determined that each of Messrs. Ball, Taylor and Walker is an audit committee financial expert as defined in SEC rules. The Audit Committee meets with management and with representatives of ESI’s outside auditing firm, KPMG LLP, including meetings without the presence of management. The Audit Committee met sixteen times in fiscal 2004.

The Company maintains a Compensation Committee currently consisting of Keith L. Thomson (Chairman), Richard J. Faubert and Jon D. Tompkins. All members of the Compensation Committee have been determined to be independent by the Board of Directors in accordance with the Nasdaq National Market listing standards and the Securities and Exchange Commission rules. None of the members of the Compensation Committee are current or former officers or employees of the Company. The Compensation Committee makes recommendations to the Board of Directors concerning officers’ compensation and has been delegated authority to grant options and other awards under the Company’s stock option plans and stock incentive plan. For additional information about the Compensation Committee, see “Compensation Committee Report on Executive Compensation,” set forth below. The Compensation Committee met eight times in fiscal 2004.

The Company maintains a Corporate Governance and Nominating Committee currently consisting of Jon D. Tompkins (Chairman), Larry L. Hansen and W. Arthur Porter. All members of the Corporate Governance and Nominating Committee have been determined to be independent by the Board of Directors in accordance with the Nasdaq National Market listing standards and the Securities and Exchange Commission rules. The Corporate Governance and Nominating Committee assists the Board of Directors in fulfilling its oversight responsibilities related to seeking candidates for membership on the Board of Directors, assessing the corporate governance policies and processes of the Board of Directors and reviewing from time to time the policies of the Board of Directors related to director qualifications, compensation, tenure and retirement. The Corporate Governance and Nominating Committee met four times in fiscal 2004.

DIRECTOR NOMINATION POLICY

Shareholders may recommend individuals for consideration by the Corporate Governance and Nominating Committee to become nominees for election to the Board of Directors by submitting a written recommendation to the Corporate Governance and Nominating Committee c/o Chairman of the Corporate Governance and Nominating Committee, Electro Scientific Industries, Inc., 13900 NW Science Park Drive, Portland, Oregon 97229. Communications should be sent by overnight or certified mail, return receipt requested. Submissions must include sufficient biographical information concerning the recommended individual, including age, five-year employment history with employer names and a description of the employer’s business, whether the individual can read and understand financial statements, and board memberships, if any, for the Corporate Governance and Nominating Committee to consider. The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the shareholders. Recommendations received by March 31, 2005 will be considered for nomination at the 2005 Annual Meeting of Shareholders. Recommendations received after March 31, 2005 will be considered for nomination at the 2006 Annual Meeting of Shareholders. Following the identification of the director candidates, the Corporate Governance and Nominating Committee will meet to discuss and consider each candidate’s qualifications and shall determine by majority vote the candidate(s) whom the Corporate Governance and Nominating Committee believes would best serve the Company. In evaluating director candidates, the Corporate Governance and Nominating Committee will consider a variety of factors, including the composition of the Board as a whole, the characteristics (including independence, age, skills and experience) of each candidate, and the performance and continued tenure of incumbent Board members. The Committee believes that candidates for director should have certain minimum qualifications, including high ethical character, a reputation that enhances the image and reputation of the Company, being highly accomplished and a leader in his or her respective field, relevant expertise and experience, the ability to exercise sound business judgment and the ability to work with management collaboratively and constructively. In addition, the Committee believes at least one member of the Board should meet the criteria for an “audit committee financial expert” as defined by Securities and Exchange Commission rules, and that at least two-thirds of the members of the Board should meet the definition of “independent director” under Nasdaq National Market listing standards. The Committee also believes the Company’s Chief Executive Officer should participate as a member of the Board.

COMMUNICATIONS WITH BOARD

Any shareholder who desires to communicate with the Board of Directors, individually or as a group, may do so by writing to the intended member or members of the Board of Directors, c/o Corporate Secretary, Electro Scientific Industries, Inc., 13900 NW Science Park Drive, Portland, Oregon 97229. Communications should be sent by overnight or certified mail, return receipt requested. All communications will be compiled by the Secretary and submitted to the Board of Directors in a timely manner.

RECOMMENDATION BY THE BOARD OF DIRECTORS

The Board of Directors recommends that shareholders vote for the election of the nominees named in this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Common Stock of the Company as of May 29, 2004 (or such other date as otherwise indicated in the footnotes below) by (i) each person known to the Company to be the beneficial owner of more than 5% of the Company’s Common Stock, (ii) each of the Company’s current directors and nominees for director, (iii) each individual named in the Summary Compensation table and (iv) all current directors and executive officers of the Company as a group. Unless otherwise noted in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all outstanding shares of Common Stock shown as beneficially owned by them. Applicable percentage of ownership is based on 28,174,581 shares of Common Stock outstanding as of May 29, 2004 together with applicable options for such shareholders. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after May 29, 2004 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

Name of Beneficial Owner	Amount and Nature of Beneficial Owner (1)		Approximate Percent
Frederick A. Ball	0
Robert G. Chamberlain	10,059	(2)	*
J. Michael Dodson	27,797	(3)	*
Richard J. Faubert	0		*
Larry L. Hansen	54,974	(4)	*
Barry L. Harmon	1,500	(5)	*
Nicholas Konidaris	20,500	(6)	*
W. Arthur Porter	24,000	(7)	*
Howard K. Taft, Jr.	84,473	(8)	*
Gerald F. Taylor	21,000	(9)	*
Keith L. Thomson	35,800	(4)	*
Jon D. Tompkins	21,000	(9)	*
Donald R. VanLuvanee	1,036,876	(10)	3.68%
Robert R. Walker	0		*
Capital Group International, Inc	2,569,610	(11)	9.12%
11100 Santa Monica Blvd., Los Angeles, CA 90025
Third Avenue Management LLC	2,657,508	(12)	9.43%
622 Third Avenue, New York, NY 10017
Franklin Resources, Inc	3,564,073	(13)	12.65%
One Franklin Parkway, San Mateo, CA 94403
Private Capital Management	2,387,889	(14)	8.48%
8889 Pelican Bay Blvd., Naples, FL 34108
12 directors and executive officers as a group	216,630	(15)	*

*	Less than 1 percent.

(1)	Shares are held directly with sole investment and voting power unless otherwise indicated. Includes shares awarded as restricted stock that are subject to forfeiture in certain circumstances.

(2)	Includes 10,000 shares subject to stock options exercisable within 60 days of May 29, 2004.

(3)	Includes 27,500 shares subject to stock options exercisable within 60 days of May 29, 2004.

(4)	Includes 35,000 shares subject to stock options exercisable within 60 days of May 29, 2004.

(5)	Includes 1,500 shares subject to stock options exercisable within 60 days of May 29, 2004.

(6)	Includes 10,000 shares of restricted stock subject to forfeiture until April 1, 2005.

(7)	Includes 24,000 shares subject to stock options exercisable within 60 days of May 29, 2004.

(8)	Includes 76,565 shares subject to stock options exercisable within 60 days of May 29, 2004.

(9)	Includes 21,000 shares subject to stock options exercisable within 60 days of May 29, 2004.

(10)	Mr. VanLuvanee’s employment terminated on May 31, 2004. Includes 862,610 shares subject to stock options exercisable within 60 days of May 29, 2004 and 11,400 performance-based restricted stock shares forfeited on May 31, 2004.

(11)	Based solely on information set forth in Schedule 13G dated February 10, 2004, filed with the Securities and Exchange Commission.

(12)	Based solely on information set forth in Schedule 13G dated August 10, 2004, filed with the Securities and Exchange Commission.

(13)	Based solely on information set forth in Schedule 13G dated February 6, 2004, filed with the Securities and Exchange Commission.

(14)	Based solely on information set forth in Schedule 13G dated February 13, 2004, filed with the Securities and Exchange Commission.

(15)	Does not include shares owned or options exercisable by Mr. Taft or Mr. VanLuvanee because they are not executive officers of the Company. Includes 175,000 shares subject to stock options exercisable within 60 days of May 29, 2004.

EXECUTIVE OFFICERS

Name	Age	Position
Nicholas Konidaris	60	President, Chief Executive Officer and Director
Robert G. Chamberlain	64	Senior Vice President, Customer Operations
J. Michael Dodson	43	Senior Vice President of Administration, Chief Financial Officer and Secretary

See Mr. Konidaris’s biography under “Proposal 1: Election of Directors”.

Mr. Chamberlain was named Vice President of Customer Operations in January 2003 and was appointed by the Board of Directors in September 2003 to the position of Senior Vice President. From 2001 to 2002 he was Chief Executive Officer of Starview Technology, Inc., a high-speed data management company. From 1999 to 2001 he was president of the semiconductor operations of AvantCom Network, Inc., a semiconductor manufacturing tool information system using secure communications over the internet. From 1996 to 1999 he was president and CEO of Micromonitors, Inc. (now Serveron Corporation), an electric substation monitoring technology and services company. Mr. Chamberlain has also held officer positions with Watkins-Johnson Company, Novellus Systems and Megatest Corporation, and earlier sales and marketing positions with Applied Materials, Intel, Advanced Micro Devices and Fairchild Semiconductor.

Mr. Dodson was named Vice President of Administration and Chief Financial Officer in May 2003 and was named Secretary in August 2003. In September 2003 he was appointed by the Board of the Directors to the position of Senior Vice President. From 1999 to 2002, he was Chief Financial Officer and Secretary of SpeedFam-IPEC, Inc. in Chandler, Arizona, a capital equipment manufacturer. From 1996 to 1999, he was Vice President, Corporate Controller and Chief Accounting Officer of Novellus Systems, Inc. in San Jose, California, a capital equipment manufacturer. Prior to that, Mr. Dodson was with Ernst & Young in San Jose.

EXECUTIVE COMPENSATION

The following table sets forth information concerning compensation paid or accrued for services to the Company in all capacities for each of the last three fiscal years for:

•	The two individuals who served as president and chief executive officer during fiscal 2004; and

•	The two executive officers other than the president and chief executive officer whose total annual salary and bonus exceeded $100,000 and who were serving as executive officers at the end of fiscal 2004.

•	Two additional individuals for whom disclosure would have been provided but for the fact that these individuals were not serving as executive officers at the end of the last completed fiscal year.

The above individuals are referred to hereafter as the “named executive officers.”

SUMMARY COMPENSATION TABLE

		Annual Compensation							Long-Term Compensation
									Awards			Payouts
Name & Principal Position	Fiscal Year	Salary			Bonus(1)			Other Annual Compen- sation	Restricted Stock Awards ($) (2)		Options Granted (#)	LTIP payouts ($)(3)	All Other Compen- sation (4)
Nicholas Konidaris (5) President & Chief Executive Officer	2004 2003 2002		$158,659 — —			$141,737 — —		— — —	$609,200	(6)	420,000 — —	$238,200 — —		$24,143	(7) — —

Barry L. Harmon (8) Director and Former President & Chief Executive Officer	2004 2003 2002	$ $	247,500 32,539 —			— — —		— — —	— — —		40,000 6,000 —	— — —	$ $	23,776 46,476 —	(9) (10)

Donald R. VanLuvanee (11)	2004 2003 2002	$ $ $	464,894 475,000 453,750	(12) (12)	$	— 485,106 —	(12)	— — —	— — —		— — 155,000	$ — — 515,200	$ $ $	88,540 4,229 8,781	(13) (14)

J. Michael Dodson Senior Vice President of Administration, Chief Financial Officer & Secretary	2004 2003 2002	$ $	250,000 18,910 —			$182,869 — —		— — —	— — —		10,000 70,000 —	— — —	$ $	128,059 36,971 —	(15) (16)

Robert G. Chamberlain Senior Vice President of Customer Operations	2004 2003 2002	$ $	250,000 104,167 —			$194,869 — —		— — —	— — —		60,000 35,000 —	— — —	$ $	4,720 21,122(	(17) (18)

Howard K. Taft, Jr. (19) Vice President of Passive Components Group	2004 2003 2002	$ $ $	200,000 191,666 184,801			$94,781 — —		— — —	$61,775 — —		35,000 — 42,000	$89,600 — —	$ $ $	5,000 139,305 56,647	(20) (21)

(1)	Except as otherwise indicated, represents fiscal year 2004 bonus paid July 2004.

(2)	The Company does not intend to pay dividends on the restricted stock grants reported in this column.

(3)	Represents the vesting of time-based restricted stock grants.

(4)	Except as otherwise indicated, represents 401(k) matching contributions made by the Company.

(5)	Mr. Konidaris was appointed President and Chief Executive Officer on January 7, 2004.

(6)	Reflects an award of 20,000 shares to Mr. Konidaris at a per share value of $30.46. 10,000 shares were released on April 1, 2004 and the remaining 10,000 shares will be released April 1, 2005, subject to eligibility requirements. The value of the 10,000 shares remaining restricted on May 29, 2004 was $227,900, based on the market value of the Company’s common stock on that date.

(7)	Includes $21,099 to relocate Mr. Konidaris from California to Portland, Oregon.

(8)	Mr. Harmon served as President and Chief Executive Officer from April 15, 2003 until February 6, 2004. Mr. Harmon remains a member of the Board of Directors.

(9)	Includes $7,000 for Board of Directors retainer and meeting fees paid after Mr. Harmon ceased to be President and Chief Executive Officer, as well as $9,250 for paid accrued vacation time.

(10)	Includes $45,500 for Board of Directors retainer and meeting fees paid prior to Mr. Harmon’s appointment as President and Chief Executive Officer.

(11)	Mr. VanLuvanee resigned as President and Chief Executive Officer of the Company effective April 23, 2002, but remained an employee of the Company through May 31, 2004.

(12)	Represents amount paid by the Company in accordance with the terms of Mr. VanLuvanee’s Employment and Separation Agreement dated May 22, 2002.

(13)	Includes $83,081 of paid accrued vacation time.

(14)	Includes above-market interest in the amount of $5,156 earned on compensation deferred as part of ESI’s Deferred Compensation Plan.

(15)	Includes $100,000 new hire bonus payment, as well as $18,932 to relocate Mr. Dodson from Arizona to Portland, Oregon.

(16)	Includes $36,971 paid to relocate Mr. Dodson from Arizona to Portland, Oregon.

(17)	Includes $4,720 paid to relocate Mr. Chamberlain from California to Portland, Oregon.

(18)	Includes $21,122 paid to relocate Mr. Chamberlain from California to Portland, Oregon.

(19)	Mr. Taft is not an executive officer of the company.

(20)	Includes $134,514 paid to relocate Mr. Taft from the Company’s facilities in Escondido, California to Portland, Oregon.

(21)	Includes $52,585 paid to relocate Mr. Taft from the Company’s facilities in Escondido, California to Portland, Oregon.

STOCK OPTION GRANTS IN FISCAL 2004

The following table sets forth details regarding stock options granted to the named executive officers in fiscal 2004. In addition, there are shown the hypothetical gains or “option spreads” that would exist for the respective options, assuming rates of annual compound stock appreciation of 5% and 10% from the date the options were granted over the full option term.

	Option Grants in Last Fiscal Year					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Options Granted (1) (#)		% of Total Options Granted to Employees in Fiscal Year (2)	Exercise Price ($/Sh)	Expiration Date (3)	5%	10%
Nicholas Konidaris	420,000		28.3%	$25.71	1/06/2014	$10,037,789	$22,375,402
Barry L. Harmon	40,000		2.7%	$24.02	10/29/2013	$604,033	$1,530,617
Donald R. VanLuvanee	—		—	—	—	—	—
J. Michael Dodson	10,000		.7%	$24.52	10/28/2013	$154,152	$390,620
Robert G. Chamberlain	50,000	(4)	3.4%	$16.93	8/14/2013	$532,175	$1,348,530
	10,000		.68%	$24.52	10/28/2013	$154,152	$390,620
Howard K. Taft, Jr.	25,000		1.7%	$16.93	8/14/2013	$266,088	$674,265
	10,000		.68%	$24.52	10/28/2013	$154,152	$390,620

(1)	All option grants were made pursuant to the Company’s 2000 Stock Option Incentive Plan. Unless otherwise noted, all options become exercisable for 25 percent of the shares covered by the option on each of the first four anniversaries of the grant date. All options become fully exercisable upon termination of the optionee’s employment within one year after a “change in control” of the Company as defined in the 2000 Stock Option

Incentive Plan. Unless the transaction is approved by the Board of Directors, a “change in control” generally includes (a) the acquisition by any person of 20 percent or more of the Company’s Common Stock and (b) the election of a new majority of the Company’s directors without the approval of the incumbent directors.

(2)	In fiscal 2004, the Company granted to employees options for a total of 808,100 shares of the Company’s Common Stock under the 2000 Stock Option Incentive Plan and 674,100 shares of the Company’s Common Stock under the 2000 Stock Option Plan and those numbers were used in calculating the percentages set forth in this column.

(3)	Options expire prior to this date (i) if the optionee’s employment (or service as a director, as applicable) is terminated for any reason (other than death or disability), in which case options vested but unexercised at the date of termination may be exercised at any time prior to the expiration date of the options or the expiration of three months after the date of termination, whichever is the shorter period, or (ii) if employment (or service as a director, as applicable) terminates because of death or disability, in which case options vested but unexercised at the date of termination may be exercised at any time prior to the expiration date of the options or the expiration of 12 months after the date of termination, whichever is the shorter period. If employment (or service as a director, as applicable) is terminated by death of the optionee, the options generally may be exercised by persons to whom the optionee’s rights pass by will or the laws of descent or distribution. Remaining vested but unexercised options terminate at the end of the earliest of the above described periods, as applicable.

(4)	Options become exercisable for 50 percent of the shares covered by the option on each of the first two anniversaries of the grant date.

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

The following table sets forth information with respect to the named executive officers concerning options exercised and the status of exercisable and unexercisable options held as of May 29, 2004.

	Options Exercised During Year Ended May 29, 2004		Number of Unexercised Options at May 29, 2004		Value of Unexercised In-the-Money Options at May 29, 2004 (1)
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Nicholas Konidaris	0	—	0	420,000	$0	$0
Barry L. Harmon	0	—	1,500	44,500	$7,245	$21,735
Donald R. VanLuvanee	46,340	$847,674	862,610	112,000	$1,245,458	$0
J. Michael Dodson	0	—	17,500	62,500	$155,400	$466,200
Robert G. Chamberlain	8,750	$60,964	0	86,250	$0	$336,838
Howard K. Taft, Jr.	0	—	43,273	58,292	$42,474	$146,500

(1)	Options are “in-the-money” at the fiscal year-end if the fair market value of the underlying securities on such date exceeds the exercise price of the option. The amounts set forth represent the difference between the fair market value of the securities underlying the options on May 29, 2004 based on the closing sale price of $22.79 per share of Common Stock on the prior trading date (as reported on the Nasdaq National Market) and the exercise price of the options, multiplied by the applicable number of shares.

EQUITY COMPENSATION PLAN INFORMATION

Set forth in the table below is certain information regarding the number of shares of Common Stock that were subject to outstanding stock options or other compensation plan grants and awards at May 29, 2004.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders (1)	2,700,391	(2)(3)	$25.46	1,882,248 (4)
Equity compensation plans not approved by security holders (5)	2,042,350		$32.72	201,285
Total	4,742,741		$28.60	2,083,533

(1)	These plans consist of: (i) the 1989 Stock Option Plan, (ii) the 2000 Stock Option Incentive Plan, (iii) the 1990 Employee Stock Purchase Plan and (iv) the 1996 Stock Incentive Plan.

(2)	Includes 1,448 shares subject to employee stock options assumed in the merger with Applied Intelligent Systems, Inc. with a weighted average exercise price of $6.56.

(3)	Includes 23,400 restricted shares which will vest only if specific performance or service measures are met.

(4)	Includes 203,600 shares available for issuance under the 1990 Employee Stock Purchase Plan.

(5)	Consists of the 2000 Stock Option Plan.

The 2000 Stock Option Plan allows for grants of non-statutory stock options, stock bonuses and restricted stock to non-officer employees of the Company. The plan is administered by the Board of Directors or a committee designated by the Board of Directors. The administrator determines (i) the exercise price, term and exercise schedule of options granted under the plan, (ii) the purchase price and form of consideration for, and restrictions on, restricted stock issued under the plan, and (iii) any restrictions on stock bonuses issued under the plan. If the employment of an optionee under the plan is terminated within one year of a change of control of the Company, the optionee may exercise his or her option in full, even if the option is not fully vested.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
CHANGE IN CONTROL SEVERANCE ARRANGEMENTS

On January 7, 2004, the Company entered into an Employment Agreement with Nicholas Konidaris pursuant to which he was appointed the Company’s President and Chief Executive Officer. The agreement provides for base salary of $395,000 per year, an option to purchase 420,000 shares of Common Stock and a restricted stock grant of 20,000 shares of Common Stock. The agreement also provides for Mr. Konidaris’ election as a director of the Company in January 2004 and his nomination for election as a director at the Company’s annual meetings for so long as he serves as Chief Executive Officer. The agreement provides that Mr. Konidaris receive payment and certain other benefits upon termination of his employment by the Company without cause or by him for “good reason” (as defined in the agreement). The amount and type of payment and benefits to be received by Mr. Konidaris on such a qualifying termination depends on the whether or not his employment is terminated within two years following a change in control of the Company.

If a qualifying termination occurs and there has not been a change in control of the Company, Mr. Konidaris is entitled to receive an amount equal to two times his annual salary in effect immediately prior to the time of termination; provided that if his employment terminates after July 23, 2008, the amount of the payment will be reduced incrementally by 1/24th for each month beyond July 23, 2008 that he is employed by the Company, so that he will not receive any severance if his employment terminates after July 23, 2010. He is also entitled to two years coverage under life, accident and health plans. In addition, all equity-based awards held by Mr. Konidaris, including options and stock appreciation rights, will continue to vest for two years following termination. If a qualifying termination occurs within two years following a change in control of the Company, Mr. Konidaris will be entitled to receive of an amount equal to two times his annual salary and two times his target bonus in effect immediately prior to time of termination. He will also be entitled to three years coverage under life, accident and health plans. In addition, all equity-based awards held by Mr. Konidaris will become immediately vested and exercisable. In either case, all options and stock appreciation rights held by Mr. Konidaris will be exercisable until the earlier of the end of their original term or three years following his termination.

In connection with his employment agreement, Mr. Konidaris entered into a Confidentiality, Non-Competition and Assignment Agreement with the Company under which he agreed not to compete with the Company (other than in the high volume, semiconductor automated test equipment business) for two years following the termination of his employment unless his employment is terminated by the Company with cause or by him without good reason, in which case the non-competition period will be one year.

On May 5, 2003, the Company entered into an Employment Agreement with J. Michael Dodson pursuant to which he was appointed the Company’s Vice President of Administration and Chief Financial Officer (he has since been appointed Senior Vice President of Administration, Chief Financial Officer and Secretary). The agreement provides for a base salary of $250,000 per year, an option to purchase 70,000 shares of Common Stock and a sign-on bonus of $100,000. Mr. Dodson’s agreement provides that if he voluntarily terminates his employment during the twelve month period following the date that the successor to Barry L. Harmon is hired as the Company’s Chief Executive Officer (which period started on January 7, 2004), he is entitled to receive an amount equal to his annual salary at the time of termination. In addition, if the Company terminates Mr. Dodson’s employment without cause prior to May 5, 2006, he is entitled to receive an amount equal to his annual salary at the time of termination and all of his options that would otherwise vest over the twelve months following his termination will immediately vest. These options, together with his other vested options, will remain exercisable for twelve months following termination. Under the agreement, Mr. Dodson has agreed not to compete against the Company for one year following the termination of his employment.

The Company has entered into Change in Control Agreements with the following named executive officers: Robert G. Chamberlain, J. Michael Dodson and Howard K. Taft, Jr. These agreements provide for the payment upon termination of employment by the Company without cause or by the employee for “good reason” (as defined in the agreement) within two years following a change in control of the Company of amount equal to two times the employee’s annual salary. Each employee will also receive two years continued coverage under the life, accident and health plans. Each employee is obligated under the severance agreement to remain in the employ of the Company for a period of 270 days following a “potential change in control” (as defined in the agreements).

On May 22, 2002, the Company entered into an Employment and Separation Agreement with Donald R. VanLuvanee pursuant to which he resigned as a director and officer of the Company and the Company agreed to employ him as an at-will employee through May 31, 2004 (“Separation Date”). Mr. VanLuvanee’s responsibilities under the agreement were to meet and consult with management as requested and to assist with litigation about which he had knowledge, none of which were required during the term of the agreement. The agreement provided for payment of base salary of $475,000 per year and continued medical benefits through the Separation Date. The agreement also provided that Mr. VanLuvanee receive his target bonus of $475,000 for the fiscal year ended May 31, 2003 in equal monthly installments through fiscal year 2003. In addition, all stock options and restricted stock granted to Mr. VanLuvanee under the Company’s stock incentive plans continued to vest until the Separation Date and the options will remain exercisable up to three months after the Separation Date. Under the agreement, Mr. VanLuvanee agreed not to compete with the Company for twelve months following the Separation Date. The Company entered into this agreement with Mr. VanLuvanee, who had served as President and Chief Executive Officer for ten years, because the Board of Directors believed that the provisions were appropriate and fair under the circumstances of Mr. VanLuvanee’s separation. The Company also wanted to ensure that Mr. VanLuvanee, who has extensive knowledge of the Company’s business, would be available for consultation and would not compete against the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Committee

The Compensation Committee of the Board of Directors (the “Committee”) consists entirely of non-employee independent directors as defined by the rules of Nasdaq and the Company’s Corporate Governance Guidelines. The Committee’s authority and responsibilities are set forth in a charter adopted by the Board of Directors. The charter is reviewed annually. The Committee approves compensation of executive officers, including the Chief Executive Officer. The Committee is responsible for approving executive compensation programs, including incentive compensation and benefits plans. The Committee administers the Company’s stock incentive plans. In July 2004, the Board of Directors approved and adopted an amended Compensation Committee Charter, a copy of which is attached to this Proxy Statement as Appendix C.

Compensation Policy

The Board of Directors and the Committee believe that the Company’s total executive compensation programs should be related to short and long-term corporate performance and improvement in shareholder value. The Company has developed a total compensation strategy that ties a significant portion of executive compensation to achieving pre-established financial results and individual performance objectives. The overall objectives of these executive compensation programs are to:

•	Attract and retain talented executives;

•	Motivate executives to achieve long-term business strategies while achieving near-term financial targets; and

•	Align executive performance with the Company’s goals for delivering shareholder value.

The Company has base pay, annual incentive and long-term incentive compensation programs for its executives. Each element of the program serves a somewhat different purpose, but in combination it enables the Company to support stated compensation policies and to offer compensation that is competitive with compensation offered by companies of similar size and complexity within high technology electronics and similar industries. The Committee uses comparative information from a group of companies in the high technology industry for establishing executive compensation goals. The Committee also relies on periodic advice from outside compensation and benefits consultants.

Base Salaries

Base salaries for executive officers are initially determined by evaluating the responsibilities of the position and the experience of the individual and by reference to the competitive marketplace for corporate executives, including a comparison to base salaries for comparable positions at other similarly sized high technology companies. Median levels of base pay provided by comparable companies form the primary reference in determining the salaries of executive officers.

Salary adjustments are determined by evaluating the performance of the Company and each executive officer and also take into account any new responsibilities, as well as salaries for comparable positions at peer companies. The Committee, when appropriate, also considers non-financial performance measures that focus attention on improvement in management processes such as inventory turns, timely new product introductions and development of key contributors.

Incentive Compensation

The Company’s executive officers are eligible to participate in the Company’s Annual Executive Team Bonus Plan. Company performance objectives are established at the beginning of the fiscal year. Participants’ performance measurements had established thresholds and targets that determined the amount of cash payments under the plan. The Company’s performance objectives for the last fiscal year were specified levels of revenue and operating profit (excluding nonrecurring items at the discretion of the Committee for executive officers). Incentive target performance is based on the Company’s annual incentive plan target approved by the Board of Directors. The Committee may also establish target incentive opportunities for individual positions based on the responsibilities of the position, the ability of the position to impact financial and corporate goals and a comparison of incentives provided to comparable positions at other similarly sized electronics companies, with incentives targeted to provide total annual cash compensation at the 65th percentile of comparable companies.

To align shareholder and executive officer interests and to create incentives for improving shareholder value, the long-term component of the Company’s executive compensation program uses stock option awards and, on a selective basis, restricted stock grants to employees, including executive officers. All executive stock option awards or restricted grants are from shareholder approved plans.

Stock options to executive officers are generally awarded annually at the same time that awards are made to key contributors who are not executive officers. The size of stock option award levels (including awards to the Chief Executive Officer) reflect job responsibilities and are based in part on compensation data from a comparative group of electronics companies. Awards are designed to provide compensation opportunities in the range of the median of awards for similar positions in the high technology electronics industry. The Company also grants stock options at fair market value to new executive officers as a further inducement to join the Company. Stock options provide incentive for the creation of shareholder value over the long term because the full benefit of the compensation package cannot be realized unless the price of Company Common Stock appreciates over a specified number of years. Options awarded during the last fiscal year were awarded at the fair market value on the grant date. These options have a ten-year term and generally fully vest over four years from the grant date (25% each year).

Restricted stock awards have been granted to executive officers under its shareholder approved plans when circumstances warrant providing such incentives to promote Company objectives. Restricted stock is subject to forfeiture and may not be disposed of by the recipient until certain restrictions established by the Committee lapse. Typically, recipients of restricted stock are not required to provide consideration other than the rendering of services and, in some cases, recipients must also achieve specified performance levels. The restricted stock grant to our Chief Executive Officer described below was the only grant made in fiscal 2004.

Employee Stock Purchase Plan

All qualifying employees, including executive officers, can participate in the Company’s Employee Stock Purchase Plan. Under this plan, employees can acquire Common Stock of the Company through regular payroll deductions of up to 15% of base pay plus commissions. The plan provides for a series of overlapping 24-month offering periods beginning every three months. Employees are only permitted to participate in one offering at a time. Each offering consists of eight three-month purchase periods at the end of each of which stock is purchased. Purchases under the plan are subject to the limitation that not more than $25,000 in value of stock may be purchased annually and not more than 500 shares of stock may be purchased on any single purchase date. The purchase price of the shares is the lesser of 85% of the closing market price of the Common Stock as of the first day of the offering period or on the purchase date. If the market value of the Common Stock on the first day of a new offering is less than or equal to the market value on the first day of the offering in which an employee is enrolled, the employee will be automatically withdrawn from the prior offering and enrolled in the new offering.

Compensation of the Chief Executive Officer

During fiscal 2003 and 2004 four different individuals served as Chief Executive Officer of the Company. The base salaries paid to each of these people varied depending on market conditions, their level of experience and the size of the Company at the time their respective salaries were determined. The base salary of the first of these four, David F. Bolender, who served as Chief Executive Officer until December 13, 2002, was $475,000, which was the same as that of his predecessor. James T. Dooley, who served as Chief Executive Officer from December 13, 2002 through June 9, 2003 (Mr. Dooley was on administrative leave from April to June, 2003), received a base salary of $400,000. This reduction in salary was due to the downturn in the global electronics industry and Mr. Dooley’s relative lack of senior management experience. The base salary of Barry L. Harmon, who served as Chief Executive Officer from April 2003 to January 2004, was $360,000. Mr. Harmon’s salary, which was $115,000 less than the Chief Executive Officers’ salary the prior year, was approximately the median of salary survey data at the time and reflected the smaller size of the Company. The base salary for Nicholas Konidaris, our Chief Executive Officer since January 2004, is $395,000, an increase of $35,000 from the salary paid Mr. Harmon. This increase is due to Mr. Konidaris’ experience in the industry and generally increasing salaries for Chief Executive Officers of comparable companies.

Mr. Konidaris was granted options to purchase 420,000 shares of stock and 20,000 shares of restricted stock. These grants were based upon compensation information for comparable companies as well as arm’s-length negotiations between the Company and Mr. Konidaris. In addition, the restricted stock grant represented payment for stock options Mr. Konidaris was forfeiting with his prior employer in accepting the position.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers. The $1,000,000 cap on deductibility will not apply to compensation that qualifies as “performance-based compensation”. Under the regulations, performance-based compensation includes compensation received through the exercise of a non-statutory stock option that meets certain requirements. This option exercise compensation is equal to the excess of the market price at the time of exercise over the option price and, unless limited by Section 162(m), is generally deductible by the Company. It is the Company’s general intention to grant options that meet the requirements of the regulations. The Company believes that compensation paid under its stock incentive plan qualifies as deductible under Section 162(m). Qualifying compensation for deductibility under Section 162(m) is one of many factors the Committee considers in determining executive compensation arrangements. Deductibility will be maintained when it does not conflict with compensation objectives.

By the Compensation Committee:

Keith L. Thomson, Chairman
Richard J. Faubert
Jon D. Tompkins

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consisted of directors Keith L. Thomson, Richard J. Faubert, Vernon B. Ryles, Jr. and Jon D. Tompkins during the last completed fiscal year. Mr. Ryles retired from the Board of Directors on October 30, 2003. No Compensation Committee member is or has been an employee of the Company or has any other material relationship with the Company.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In July 2004, the Board of Directors approved and adopted an amended Audit Committee Charter, a copy of which is attached to this Proxy Statement as Appendix D.

The Audit Committee oversees the Company’s accounting and financial reporting processes on behalf of the Board of Directors and oversees the audits of the Company’s financial statements. Management has the primary responsibility for the financial statements and the reporting processes including the systems of internal controls.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal and disclosure controls, and the overall quality of the Company’s financial reporting.

In connection with the Company’s audited financial statements for the year ended May 29, 2004, the Audit Committee (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61; and (3) received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 and discussed with the independent auditors the independent auditors’ independence.

Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 29, 2004 for filing with the Securities and Exchange Commission.

By the Audit Committee:

Gerald F. Taylor, Chairman
Frederick A. Ball
Robert R. Walker

Principal Accounting Firm Fees

The following table shows the fees billed or accrued to the Company for the audit and other services provided in fiscal 2004 by KPMG LLP, the Company’s principal accounting firm.

	2004	2003
Audit Fees (1)	$548,150	$608,400
Audit-Related Fees (2)	$2,750	—
Tax Fees (3)	$274,931	$615,098
All Other Fees	—	—
Totals	$825,831	$1,223,498

(1)	Audit Fees represent fees for professional services performed in connection with the audit of the Company’s financial statements, including review of related 10-Q’s and 10-K’s.

(2)	Audit-Related Fees represent fees for assurance and related services reasonably related to the performance of the audit or review of ESI’s financial statements and not included in Audit Fees.

(3)	Tax Fees represent fees billed for tax compliance, tax advice and tax planning.

All services to be provided by KPMG LLP are required to be approved by the Audit Committee, in advance. The audit and audit related services are approved annually. These services include but are not limited to, the annual financial statement audit, statutory audits of certain foreign subsidiaries and reviews of consolidated quarterly results as reported on Form 10-Q. With respect to services for other than audit and audit related services, at least annually, the independent auditor submits to the Audit Committee for its approval, anticipated engagements for the ensuing year, either at the time the Audit Committee reviews and approves the annual audit engagement, or at a time specifically scheduled for reviewing such other services. Quarterly, and in conjunction with the Audit committee’s regularly scheduled meetings, the independent auditor presents to the Audit Committee for pre-approval any proposed engagements not previously reviewed and approved. In the event that an audit or non-audit service requires approval prior to the next regularly scheduled meeting of the Audit Committee, the auditor must contact the Chairman of the Audit Committee to obtain such approval. The approval must be reported to the Audit Committee at its next regularly scheduled meeting.

The Company has been informed by KPMG LLP that no persons other than KPMG LLP’s full-time, permanent employees spent time on the KPMG LLP engagement to audit ESI’s financial statements for fiscal 2004. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

PERFORMANCE GRAPH

Assumes that $100.00 was invested on May 28, 1999 in Electro Scientific Industries, Inc. (ESIO) Common Stock, the S&P 500 Index and the S&P Information Technology Index, and that all dividends were reinvested. (adjusted for 2-1 stock split payable on February 24, 2000).

Historical stock price performance should not be relied upon as indicative of future stock price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG ELECTRO SCIENTIFIC INDUSTRIES, INC., THE S&P 500 INDEX
AND THE S&P INFORMATION TECHNOLOGY INDEX

* $100 invested on 5/28/99 in stock or index-including reinvestment of dividends.

Copyright © 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

	Cumulative Total Return
	5/28/99	6/2/00	6/1/01	5/31/02	5/30/03	5/29/04
ELECTRO SCIENTIFIC INDUSTRIES, INC.	100.00	281.00	197.17	140.59	80.21	121.55
S & P 500	100.00	110.48	98.82	85.14	78.27	92.62
S & P INFORMATION TECHNOLOGY	100.00	147.50	77.63	54.51	51.50	62.81

The information contained above under the captions “Compensation Committee Report on Executive Compensation,” “Report of the Audit Committee,” and “Performance Graph” shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

PROPOSAL 2: APPROVAL OF 2004 STOCK INCENTIVE PLAN

The Board of Directors Recommends a Vote “For” This Proposal

The Company is asking shareholders to approve the 2004 Stock Incentive Plan (the “2004 Plan”). The Company currently maintains four options plans: the 1989 Stock Option Plan, 1996 Stock Incentive Plan (the “1996 Plan”), 2000 Stock Option Plan and 2000 Stock Option Incentive Plan (collectively, the “Existing Plans”). Grants continue to be made from the 1996 Plan, the 2000 Stock Option Plan and the 2000 Stock Option Incentive Plan (collectively, the “Active Plans”). The 2004 Plan would supersede the Existing Plans except with respect to options and other awards outstanding under the Existing Plans on the date of shareholder approval.

The Board of Directors believes that the availability of stock options and other equity-based incentive awards, especially performance-based compensation, is an important factor in the Company’s ability to attract and retain experienced and talented employees and to provide an incentive for them to exert their best efforts on behalf of the Company. The Board of Directors also believes that the Company needs to have the flexibility to grant various types of equity-based compensation awards in light of potential accounting, legal and other changes. Of all the Active Plans, only the 1996 Plan and 2000 Stock Option Plan permit restricted stock awards and only the 1996 Plan permits performance-based awards. Further, the 2000 Stock Option Plan only permits awards to non-executive officers. At July 15, 2004, there were only 161,833 shares of Common Stock available for future awards under the 1996 Plan and 214,678 shares of Common Stock available for future awards under the 2000 Stock Option Plan. In addition, at July 15, 2004, there were only 1,737,513 shares of Common Stock available, in the aggregate, for future awards under all of the Existing Plans.

Accordingly, the Board of Directors has concluded that additional shares are needed for equity-based incentive awards generally and for non-option incentive awards in particular. As a result, the Board of Directors adopted, subject to shareholder approval, the 2004 Plan to enhance the Company’s ability to grant a range of equity-based incentive awards, and reserved for purposes of the Plan 3,000,000 shares of Common Stock plus any shares of Common Stock that at the time the Plan is approved by shareholders are available for grant under the Existing Plans, or that may subsequently become available for grant under any of the Existing Plans through the expiration, termination, forfeiture or cancellation of grants. As of July 15, 2004, the total number of shares under the Existing Plans that could be issued under the 2004 Plan, including shares that become available under any of the Existing Plans through the expiration, termination, forfeiture, or cancellation of outstanding grants, is 6,568,684 shares. Of those shares, 2,231,855 are shares that could be issued under the 2000 Stock Option Plan. All of the Existing Plans, with the exception of the 2000 Stock Option Plan, were previously approved by shareholders.

U.S. federal income tax law requires that, in order for options to qualify as Incentive Stock Options as defined in Section 422 of the Code (“ISOs”), the options must be granted under a plan approved by shareholders and the plan must designate the maximum number of shares that can be issued under the plan through ISOs. The maximum aggregate number of shares that may be issued upon the exercise of ISOs under the 2004 Plan will be equal to the 3,000,000 shares reserved for issuance under the 2004 Plan plus any shares that at the time the 2004 Plan was approved by the Board of Directors were available for grant under the Existing Plans or that may subsequently become available for grant under any of the Existing Plans through the expiration, termination, forfeiture or cancellation of grants. Accordingly, the 2004 Plan provides that a maximum of 9,568,684 shares can be issued upon the exercise of ISOs.

The 2004 Plan eliminates automatic option grants to non-employee directors. If the 2004 Plan is approved, the non-employee directors of the Company will receive awards under the 2004 Plan of such types and in such amounts as determined by the Board of Directors in its discretion.

The 2004 Plan also prohibits the repricing of options granted under it without prior shareholder approval.

In addition, shareholder approval of this proposal will constitute approval of the per-employee limits on the grant of stock and dollar awards under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Shareholder approval of per-employee limits is required every five years for continued compliance with regulations under Section 162(m) in order to permit the grant of stock and dollar awards that will qualify as “performance-based compensation.” See “Tax Consequences.”

The complete text of the 2004 Plan is attached to this Proxy Statement as Appendix E. The following description of the 2004 Plan is a summary of certain provisions and is qualified in its entirety by reference to Appendix E.

Description of the 2004 Stock Incentive Plan

Eligibility. Employees, officers and directors of the Company or any subsidiary or parent of the Company are eligible to participate in the 2004 Plan. At July 15, 2004, a total of 619 persons would be eligible to receive option grants under the 2004 Plan, including each of the Company’s executive officers, 607 other employees and each of the Company’s nine non-employee directors.

Administration. The 2004 Plan is administered by the Board of Directors. The Board of Directors may delegate to a committee of the Board of Directors, any or substantially all authority for administration of the 2004 Plan, except that only the Board of Directors may amend, modify or terminate the 2004 Plan.

Term of Plan; Amendments. The 2004 Plan will continue until all shares available for issuance under the 2004 Plan have been issued and all restrictions on such shares have lapsed. However, no awards of incentive stock options will be made under the 2004 Plan on or after the 10th anniversary of the last action by the Board of Directors approving or reapproving the 2004 Plan, which action is subsequently approved within 12 months by the shareholders. The Board of Directors may at any time modify or amend the 2004 Plan in substantially any respect; however, no change in an award already granted shall be made without the written consent of the award holder if the change would adversely affect the holder. Although not specified in the 2004 Plan, any amendment of the 2004 Plan would be subject to any applicable shareholder approval requirements then in effect under the Nasdaq rules or otherwise.

Types of Awards. The 2004 Plan permits the grant of incentive stock options, non-statutory stock options, stock bonuses, performance-based awards and restricted stock.

Stock Options. The Board of Directors determines the persons to whom options are granted, the option price, the number of shares subject to each option, the period of each option and the time or times at which the options may be exercised and whether the option is an ISO, or an option other than an ISO (“Non-Statutory Stock Option” or “NSO”). The option price of an ISO cannot be less than the fair market value of the Common Stock covered by the option on the date of grant. The option price of an NSO will be as determined by the Board of Directors and may be less than the fair market value of the Common Stock covered by the option on the date of the grant. No ISO or NSO may have a term exceeding 10 years. Options are exercisable in accordance with the terms of an option agreement entered into at the time of grant. No employee may receive options and/or stock appreciation rights for more than an aggregate of 500,000 shares in any calendar year, provided that to the extent that the annual limitation is not used in any calendar year for an employee, any shares not used will be added to the number of shares for which options and/or stock appreciation rights may be granted to that employee in any future year.

Restricted Stock. The 2004 Plan provides that the Board of Directors may issue restricted stock in such amounts, for such consideration, and subject to such terms, conditions and restrictions as the Board of Directors may determine.

Performance-Based Awards. The Board of Directors may grant performance-based awards denominated either in Common Stock or in dollar amounts. All or part of the awards will be earned if performance goals established by the Board of Directors for the period covered by the award are met and the employee satisfies any other restrictions established by the Board of Directors. The performance goals may be expressed as one or more targeted levels of performance with respect to one or more of the following objective measures with respect to the Company or any subsidiary, division or other unit of the Company: earnings, earnings per share, stock price increase, total shareholder return (stock price increase plus dividends), return on equity, return on assets, return on capital, economic value added, revenues, operating income, inventories, inventory turns, cash flows, or any of the foregoing before the effect of acquisitions, divestitures, accounting changes and restructuring and special charges. Performance-based awards may be paid in cash or Common Stock and may be made as awards of restricted shares subject to forfeiture if performance goals are not satisfied. No employee may be granted in any fiscal year performance-based awards denominated in Common Stock under which the aggregate amount payable under the awards exceeds the equivalent of 200,000 shares of Common Stock or performance-based awards denominated in dollars under which the aggregate amount payable under the awards exceeds $4,000,000. The payment of a performance-based award in cash will not reduce the number of shares reserved under the 2004 Plan.

Stock Appreciation Rights. Stock appreciation rights (SARs) may be granted under the 2004 Plan. SARs may, but need not, be granted in connection with an option grant or an outstanding option previously granted under the 2004 Plan. A SAR gives the holder the right to payment from the Company of an amount equal in value to the excess of fair market value on the date of exercise of a share of Common Stock over the exercise price set by the Board of Directors, or if granted in connection with an option, the option price per share under the option to which the SAR relates. A SAR is exercisable only at the time or times established by the Board of Directors. If a SAR is granted in connection with an option, it is exercisable only to the extent and on the same conditions that the related option is exercisable. Payment by the Company upon exercise of a SAR may be made in Common Stock valued at its fair market value, in cash, or partly in stock and partly in cash, as determined by the Board of Directors. The existence of SARs would require charges to income over the life of the right based upon the amount of appreciation, if any, in the market value of the Common Stock over the exercise price of shares subject to exercisable SARs. No employee may receive options and/or SARs for more than an aggregate of 500,000 shares in any calendar year, provided that to the extent the annual limitation is not used in any calendar year for any employee, any shares not used will be added to the number of shares for which options and/or SARs may be granted to that employee in any future year.

Stock Bonus Awards. The Board of Directors may award Common Stock as a stock bonus under the 2004 Plan, including stock units that provide for delivery of Common Stock at a later date. The Board of Directors may determine the recipients of the awards, the number of shares to be awarded and the time of the award. Stock received as a stock bonus is subject to the terms, conditions and restrictions determined by the Board of Directors at the time the stock is awarded.

Changes in Capital Structure. The 2004 Plan authorizes the Board of Directors to make appropriate adjustment in outstanding options and awards and in shares reserved under the 2004 Plan in the event of a stock split, recapitalization or in certain other transactions. The Board of Directors also has discretion to convert options and SARs, to limit the exercise period of outstanding options and SARs and to accelerate the exercisability of options and SARs in the event of merger or certain other changes in capital structure.

Tax Consequences

The following description is a summary of the U.S. federal income tax consequences to the Company and recipients of awards under the 2004 Plan. This summary describes the U.S. federal income tax law in effect as of the date of this proxy statement, which is subject to change, and does not address applicable state, local and foreign tax consequences.

Options – ISOs. An optionee will not recognize regular taxable income upon either grant or exercise of an ISO. The amount by which the fair market value of shares issued upon exercise of an ISO exceeds the exercise price, however, is included in the optionee’s alternative minimum taxable income and may, under certain conditions, subject the optionee to alternative minimum tax liability. If an optionee exercises an ISO and does not dispose of the shares thereby acquired within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. Such gain will be long-term capital gain if the stock has been held for more than one year after exercise. If an optionee disposes of shares acquired upon exercise of an ISO before the expiration of either the one-year holding period or the two-year holding period specified in the foregoing sentence (a “disqualifying disposition”), the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price. If, however, the disposition is a type of sale or exchange on which the optionee could recognize a loss, the ordinary income so recognized will not exceed the excess of the amount realized on the disposition over the option price. Any additional gain realized upon the disqualifying disposition generally will constitute capital gain, which will be long-term if the stock has been held for more than one year after exercise. The Company will not be allowed any deduction for federal income tax purposes at the time of grant, exercise or termination of an ISO. Upon any disqualifying disposition by an optionee, the Company will generally be entitled to a deduction to the extent the optionee realizes ordinary income.

Options – NSOs. An optionee generally will not realize taxable income upon the grant of an NSO. At the time of exercise of an NSO, the optionee will realize ordinary income in the amount by which the fair market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company is required to withhold income and employment taxes on such income if the optionee is an employee. Upon the sale of shares acquired upon exercise of an NSO, the optionee generally will realize capital gain or loss equal to the difference between the amount realized from the sale and the fair market value of the shares on the date of exercise. The gain will be long-term capital gain if the stock has been held for more than one year after exercise. The Company will not be allowed any deduction for federal income tax purposes at the time of grant or termination of an NSO. Upon exercise by an optionee, the Company generally will be entitled to a deduction to the extent the optionee realizes ordinary income.

Stock Appreciation Rights. Generally, the recipient of a SAR will not recognize taxable income at the time the SAR is granted. With respect to a SAR not granted in connection with an option, if the employee receives the appreciation inherent in the SAR in cash, the cash will be taxable as ordinary compensation income to the employee at the time received. If the employee receives the appreciation inherent in such SARs in stock, the employee will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amount paid by the employee for the stock.

With respect to a SAR granted in connection with an option, if the employee elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a NSO (discussed above), i.e., the employee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the exercise of a SAR, the Company generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise.

Stock Awards. An employee who receives stock in connection with the performance of services will generally realize taxable income at the time of receipt in the amount of the excess, if any, of the fair market value of the stock over the amount paid by the recipient for the stock. If, however, the shares are substantially nonvested for purposes of Section 83 of the Code (e.g., the shares are forfeited to the Company if the employee does not remain employed for a specified period of time) and the employee does not elect to recognize income under Section 83(b) of the Code, the employee will realize taxable income in each year in which a portion of the shares substantially vest, at which time the employee will recognize ordinary compensation income equal to the amount by which the fair market value of the shares on the date of vesting exceeds the amount, if any, paid by the employee for the shares. If the employee elects under Section 83(b) of the Code within 30 days after the original transfer of the shares to the employee, the employee will recognize ordinary compensation income equal to the amount by which the fair market value of the shares on the date of transfer exceeds the amount, if any, paid by the employee for the shares. The Company generally will be entitled to a tax deduction in the amount includable as income by the employee at the same time or times as the employee recognizes income with respect to the shares. If the recipient is an employee, the Company is required to withhold income and employment taxes on the income amount.

In the case of awards of restricted stock units that take the form of the Company’s unfunded and unsecured promise to issue Common Sock at a future date, the grant of the award is not a taxable event to the recipient. Once the stock award vests and the recipient receives the Common Stock, the tax rules discussed in the previous paragraph will apply to receipt of such shares.

In the event that a recipient of a stock award receives the cash equivalent of Common Stock (in lieu of actually receiving Common Stock), the recipient will recognize ordinary compensation income at the time of the receipt of such cash in the amount of the cash received. The Company generally will be entitled to a deduction equal to the income recognized by the participant. If the recipient is an employee, the Company is required to withhold income and employment taxes on the income amount.

Section 162(m). Section 162(m) of the Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year. Under IRS regulations, compensation received through the exercise of an option or a SAR will not be subject to the $1,000,000 limit if the option and the plan pursuant to which it is granted meet certain requirements. One requirement is shareholder approval at least once every five years of a per-employee limit on the number of shares as to which options and SARs may be granted. Approval of this Proposal 2 will constitute approval of the per-employee limit under the 2004 Plan set forth in Section 5.2. Other requirements are that the option or SAR be granted by a committee of at least two outside directors and that the exercise price of the option or SAR be not less than fair market value of the Common Stock on the date of grant. Accordingly, the Company believes that if this proposal is approved by shareholders, compensation received on exercise of options and SARs granted under the 2004 Plan in compliance with all of the above requirements will be exempt from the $1,000,000 deduction limit.

Under IRS regulations in effect as of the date of this proxy statement, compensation received through a performance-based award will not be subject to the $1,000,000 limit under Section 162(m) of the Code if the performance-based award and the plan meet certain requirements. One such requirement is that shareholders approve the performance criteria upon which award payouts will be based and the maximum amount payable under awards, both of which are set forth in Section 11 of the 2004 Plan. Other requirements are that objective performance goals and the amounts payable upon achievement of the goals be established by a committee of at least two outside directors and that no discretion be retained to increase the amount payable under the awards. The Company believes that, if this proposal is approved by the shareholders, compensation received on vesting of performance-based awards granted under the 2004 Plan in compliance with all of the above requirements will not be subject to the $1,000,000 deduction limit.

Options and Restricted Stock Granted to Certain Individuals and Groups.

The number of options or other awards (if any) that an individual may receive under the 2004 Plan is in the discretion of the Board of Directors and therefore cannot be determined in advance. Unlike the 2000 Stock Option Incentive Plan, the 2004 Plan does not provide for automatic options grants to outside directors. The following table sets forth the total number of shares of the Company’s Common Stock subject to options granted under the Existing Plans in fiscal 2004 to the listed persons and groups, the average per share exercise price of the options and the number of shares of restricted stock issued to those persons and groups under the Existing Plans.

OPTIONS AND RESTRICTED STOCK GRANTED TO CERTAIN INDIVIDUALS
AND GROUPS IN FISCAL YEAR 2004

Name and Position	Number of Options Granted	Average Per Share Exercise Price of Options	Number of Shares of Restricted Stock Granted
Nicholas Konidaris President & Chief Executive Officer	420,000	$25.71	20,000	(1)
Barry L. Harmon Director & Former Chief Executive Officer	40,000	$24.02	—
Donald R. VanLuvanee	—	—	—
J. Michael Dodson Senior Vice President of Administration, Chief Financial Officer and Secretary	10,000	$24.52	—
Robert G. Chamberlain Senior Vice President of Customer Operations	60,000	$18.20	—
Howard K. Taft, Jr. Vice President of Passive Components Group	35,000	$19.10	—
All current executives officers, as a group (2)	490,000	$24.77	20,000
All current directors who are not executive officers, as a group (3)	180,000	$22.42	—
All employees who are not executive officers, as a group	952,200	$23.76	—

(1)	In connection with his employment contract, Mr. Konidaris received 20,000 shares of restricted stock. As described on page 16, the restricted stock was intended to make up for substantial compensation that Mr. Konidaris forfeited by leaving his former employer to join the Company.

(2)	Does not include shares granted to Mr. Taft or Mr. VanLuvanee because they are not executive officers of the Company.

(3)	Pursuant to the 2000 Stock Option Incentive Plan’s automatic, non-discretionary formula, each non-employee director received an option for 6,000 shares on July 31, 2003. Certain non-employee directors received additional options under the 2000 Stock Option Incentive Plan.

Non-employee directors have a financial interest in this proposal because the type and amount of grants they will receive under the 2004 Plan will be determined by the Board of Directors in its discretion. Named executive officers have a financial interest in this proposal because it would increase both the number of shares and the types of grants available under the 2004 Plan to executives and other employees.

Vote Required for Approval and Recommendation by the Board

The Board of Directors unanimously recommends a vote FOR the proposal to approve the 2004 Plan. For this proposal to pass at the Annual Meeting, at least a majority of the outstanding shares of Common Stock must be voted on the proposal, and a majority of the shares voted must be voted in favor of the proposal. Abstentions are counted as votes cast and have the effect of “no” votes on the proposal. Broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but are not counted and have no effect on the results of the vote on the proposal. If no instructions are given, proxies will be voted for approval of the adoption of this proposal.

PROPOSAL 3: APPROVAL OF THE AMENDED AND RESTATED
2000 STOCK OPTION INCENTIVE PLAN

The Board of Directors Recommends a Vote “For” This Proposal

This Proposal 3 is being submitted for shareholder approval in the event Proposal 2, seeking approval of the 2004 Stock Incentive Plan, is not approved by shareholders at the annual meeting. If both proposals are approved by shareholders at the annual meeting, the 2004 Stock Incentive Plan will supersede the Amended and Restated 2000 Stock Option Incentive Plan (the “Amended 2000 Plan”) and, as a result, the approval of the Amended 2000 Plan will have no effect. Awards outstanding under the current 2000 Stock Option Incentive Plan at the time the Amended 2000 Plan is approved by shareholders will not be affected by the amendment.

The Company is asking shareholders to approve the Amended 2000 Plan. The Amended 2000 Plan is almost identical to the 2004 Plan, with the principal difference being that it does not reserve additional shares for issuance under the plan. The Board of Directors believes that the availability of stock options and other equity-based incentive awards, especially performance-based compensation, is an important factor in the Company’s ability to attract and retain experienced and talented employees and to provide an incentive for them to exert their best efforts on behalf of the Company. The Board of Directors also believes that the Company needs to have the flexibility to grant various types of equity-based compensation awards in light of potential accounting, legal and other changes. The current 2000 Stock Option Incentive Plan, however, only permits grants of options. Accordingly, the Board of Directors adopted, subject to shareholder approval, the Amended 2000 Plan to enhance the Company’s ability to grant a range of equity-based incentive awards.

U.S. federal income tax law requires that, in order for options to qualify as ISOs, the options must be granted under a plan approved by shareholders and the plan must designate the maximum number of shares that can be issued under the plan through ISOs. The maximum aggregate number of shares that may be issued upon the exercise of ISOs under the Amended 2000 Plan will be equal to the number of shares available for grant under the 2000 Stock Option Incentive Plan at the time the Amended 2000 Plan was approved by the Board of Directors or that may subsequently become available for grant under the Amended 2000 Plan through the expiration, termination, forfeiture or cancellation of grants. Accordingly, the Amended 2000 Plan provides that a maximum of 4,074,175 shares can be issued upon the exercise of ISOs.

The Amended 2000 Plan eliminates automatic option grants to non-employee directors. If the Amended 2000 Plan is approved, the non-employee directors of the Company will receive awards under the Amended 2000 Plan of such types and in such amounts as determined by the Board of Directors in its discretion.

The Amended 2000 Plan also prohibits the repricing of options granted under it without prior shareholder approval.

In addition, shareholder approval of this proposal will constitute approval of the per-employee limits on the grant of stock and dollar awards under Section 162(m) of the Code. Shareholder approval of per-employee limits is required every five years for continued compliance with regulations under Section 162(m) in order to permit the grant of stock and dollar awards that will qualify as “performance-based compensation.” See “Tax Consequences.”

The complete text of the Amended 2000 Plan is attached to this Proxy Statement as Appendix F. The following description of the Amended 2000 Plan is a summary of certain provisions and is qualified in its entirety by reference to Appendix F.

Description of the Amended and Restated 2000 Stock Option Incentive Plan

Eligibility. Employees, officers and directors of the Company or any subsidiary or parent of the Company are eligible to participate in the Amended 2000 Plan. At July 15, 2004, a total of 619 persons were eligible to receive option grants under the current 2000 Stock Option Incentive Plan, including each of the Company’s executive officers, 607 other employees and each of the Company’s nine non-employee directors.

Administration. The Amended 2000 Plan is administered by the Board of Directors. The Board of Directors may delegate to a committee of the Board of Directors, any or substantially all authority for administration of the Amended 2000 Plan, except that only the Board of Directors may amend, modify or terminate the Amended 2000 Plan.

Term of Plan; Amendments. The Amended 2000 Plan will continue until all shares available for issuance under the Amended 2000 Plan have been issued and all restrictions on such shares have lapsed. However, no awards of incentive stock options will be made under the Amended 2000 Plan on or after the 10th anniversary of the last action by the Board of Directors approving or reapproving the Amended 2000 Plan, which action is subsequently approved within 12 months by the shareholders. The Board of Directors may at any time modify or amend the Amended 2000 Plan in substantially any respect; however, no change in an award already granted shall be made without the written consent of the award holder if the change would adversely affect the holder. Although not specified in the Amended 2000 Plan, any amendment of the Amended 2000 Plan would be subject to any applicable shareholder approval requirements then in effect under the Nasdaq rules or otherwise.

Types of Awards. The current 2000 Stock Option Incentive Plan only permits grants of incentive stock options and non-statutory stock options. The Amended 2000 Plan permits the grant of incentive stock options, non-statutory stock options, stock bonuses, performance-based awards and restricted stock.

Stock Options. The Board of Directors determines the persons to whom options are granted, the option price, the number of shares subject to each option, the period of each option and the time or times at which the options may be exercised and whether the option is an ISO or an NSO. The option price of an ISO cannot be less than the fair market value of the Common Stock covered by the option on the date of grant. The option price of an NSO will be as determined by the Board of Directors and may be less than the fair market value of the Common Stock covered by the option on the date of the grant (the current 2000 Stock Option Incentive Plan provides that the option price of an NSO may not be less than the fair market value of the Common Stock on the date of the grant). No ISO or NSO may have a term exceeding 10 years (the current 2000 Stock Option Incentive Plan does not limit the terms of the NSOs). Options are exercisable in accordance with the terms of an option agreement entered into at the time of grant. No employee may receive options and/or SARs for more than an aggregate of 500,000 shares in any calendar year, provided that to the extent that the annual limitation is not used in any calendar year for an employee, any shares not used will be added to the number of shares for which options and/or SARs may be granted to that employee in any future year.

The proposed amendments remove the provisions in the current 2000 Stock Option Incentive Plan automatically accelerating the vesting of stock options if an optionee’s employment with the Company terminates within one year after a change of control of the Company. Under the Amended 2000 Plan, the Board of Directors will have discretion to put such a provision in the agreements relating to individual option grants.

Restricted Stock. The Amended 2000 Plan provides that the Board of Directors may issue restricted stock in such amounts, for such consideration, and subject to such terms, conditions and restrictions as the Board of Directors may determine.

Performance-Based Awards. The Board of Directors may grant performance-based awards denominated either in Common Stock or in dollar amounts. All or part of the awards will be earned if performance goals established by the Board of Directors for the period covered by the award are met and the employee satisfies any other restrictions established by the Board of Directors. The performance goals may be expressed as one or more targeted levels of performance with respect to one or more of the following objective measures with respect to the Company or any subsidiary, division or other unit of the Company: earnings, earnings per share, stock price increase, total shareholder return (stock price increase plus dividends), return on equity, return on assets, return on capital, economic value added, revenues, operating income, inventories, inventory turns, cash flows, or any of the foregoing before the effect of acquisitions, divestitures, accounting changes and restructuring and special charges. Performance-based awards may be paid in cash or Common Stock and may be made as awards of restricted shares subject to forfeiture if performance goals are not satisfied. No employee may be granted in any fiscal year performance-based awards denominated in Common Stock under which the aggregate amount payable under the awards exceeds the equivalent of 200,000 shares of Common Stock or performance-based awards denominated in dollars under which the aggregate amount payable under the awards exceeds $4,000,000. The payment of a performance-based award in cash will not reduce the number of shares reserved under the Amended 2000 Plan.

Stock Appreciation Rights. SARs may be granted under the Amended 2000 Plan. SARs may, but need not, be granted in connection with an option grant or an outstanding option previously granted under the Amended 2000 Plan. A SAR gives the holder the right to payment from the Company of an amount equal in value to the excess of fair market value on the date of exercise of a share of Common Stock over the exercise price set by the Board of Directors, or if granted in connection with an option, the option price per share under the option to which the SAR relates. A SAR is exercisable only at the time or times established by the Board of Directors. If a SAR is granted in connection with an option, it is exercisable only to the extent and on the same conditions that the related option is exercisable. Payment by the Company upon exercise of a SAR may be made in Common Stock valued at its fair market value, in cash, or partly in stock and partly in cash, as determined by the Board of Directors. The existence of SARs would require charges to income over the life of the right based upon the amount of appreciation, if any, in the market value of the Common Stock over the exercise price of shares subject to exercisable SARs. No employee may receive options and/or SARs for more than an aggregate of 500,000 shares in any calendar year, provided that to the extent the annual limitation is not used in any calendar year for any employee, any shares not used will be added to the number of shares for which options and/or SARs may be granted to that employee in any future year.

Stock Bonus Awards. The Board of Directors may award Common Stock as a stock bonus under the Amended 2000 Plan, including stock units that provide for delivery of Common Stock at a later date. The Board of Directors may determine the recipients of the awards, the number of shares to be awarded and the time of the award. Stock received as a stock bonus is subject to the terms, conditions and restrictions determined by the Board of Directors at the time the stock is awarded.

Changes in Capital Structure. The Amended 2000 Plan authorizes the Board of Directors to make appropriate adjustment in outstanding options and awards and in shares reserved under the Amended 2000 Plan in the event of a stock split, recapitalization or in certain other transactions. The Board of Directors also has discretion to convert options and SARs, to limit the exercise period of outstanding options and SARs and to accelerate the exercisability of options and SARs in the event of merger or certain other changes in capital structure.

Tax Consequences

The following description is a summary of the U.S. federal income tax consequences to the Company and recipients of awards under the Amended 2000 Plan. This summary describes the U.S. federal income tax law in effect as of the date of this proxy statement, which is subject to change, and does not address applicable state, local and foreign tax consequences.

Options – ISOs. An optionee will not recognize regular taxable income upon either grant or exercise of an ISO. The amount by which the fair market value of shares issued upon exercise of an ISO exceeds the exercise price, however, is included in the optionee’s alternative minimum taxable income and may, under certain conditions, subject the optionee to alternative minimum tax liability. If an optionee exercises an ISO and does not dispose of the shares thereby acquired within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. Such gain will be long-term capital gain if the stock has been held for more than one year after exercise. If an optionee disposes of shares acquired upon exercise of an ISO before the expiration of either the one-year holding period or the two-year holding period specified in the foregoing sentence (a “disqualifying disposition”), the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price. If, however, the disposition is a type of sale or exchange on which the optionee could recognize a loss, the ordinary income so recognized will not exceed the excess of the amount realized on the disposition over the option price. Any additional gain realized upon the disqualifying disposition generally will constitute capital gain, which will be long-term if the stock has been held for more than one year after exercise. The Company will not be allowed any deduction for federal income tax purposes at the time of grant, exercise or termination of an ISO. Upon any disqualifying disposition by an optionee, the Company will generally be entitled to a deduction to the extent the optionee realizes ordinary income.

Options – NSOs. An optionee generally will not realize taxable income upon the grant of an NSO. At the time of exercise of an NSO, the optionee will realize ordinary income in the amount by which the fair market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company is required to withhold income and employment taxes on such income if the optionee is an employee. Upon the sale of shares acquired upon exercise of an NSO, the optionee generally will realize capital gain or loss equal to the difference between the amount realized from the sale and the fair market value of the shares on the date of exercise. The gain will be long-term capital gain if the stock has been held for more than one year after exercise. The Company will not be allowed any deduction for federal income tax purposes at the time of grant or termination of an NSO. Upon exercise by an optionee, the Company generally will be entitled to a deduction to the extent the optionee realizes ordinary income.

Stock Appreciation Rights. Generally, the recipient of a SAR will not recognize taxable income at the time the SAR is granted. With respect to a SAR not granted in connection with an option, if the employee receives the appreciation inherent in the SAR in cash, the cash will be taxable as ordinary compensation income to the employee at the time received. If the employee receives the appreciation inherent in such SARs in stock, the employee will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amount paid by the employee for the stock.

With respect to a SAR granted in connection with an option, if the employee elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a NSO (discussed above), i.e., the employee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the exercise of a SAR, the Company generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise.

Stock Awards. An employee who receives stock in connection with the performance of services will generally realize taxable income at the time of receipt in the amount of the excess, if any, of the fair market value of the stock over the amount paid by the recipient for the stock. If, however, the shares are substantially nonvested for purposes of Section 83 of the Code (e.g., the shares are forfeited to the Company if the employee does not remain employed for a specified period of time) and the employee does not elect to recognize income under Section 83(b) of the Code, the employee will realize taxable income in each year in which a portion of the shares substantially vest, at which time the employee will recognize ordinary compensation income equal to the amount by which the fair market value of the shares on the date of vesting exceeds the amount, if any, paid by the employee for the shares. If the employee elects under Section 83(b) of the Code within 30 days after the original transfer of the shares to the employee, the employee will recognize ordinary compensation income equal to the amount by which the fair market value of the shares on the date of transfer exceeds the amount, if any, paid by the employee for the shares. The Company generally will be entitled to a tax deduction in the amount includable as income by the employee at the same time or times as the employee recognizes income with respect to the shares. If the recipient is an employee, the Company is required to withhold income and employment taxes on the income amount.

In the case of awards of restricted stock units that take the form of the Company’s unfunded and unsecured promise to issue Common Sock at a future date, the grant of the award is not a taxable event to the recipient. Once the stock award vests and the recipient receives the Common Stock, the tax rules discussed in the previous paragraph will apply to receipt of such shares.

In the event that a recipient of a stock award receives the cash equivalent of Common Stock (in lieu of actually receiving Common Stock), the recipient will recognize ordinary compensation income at the time of the receipt of such cash in the amount of the cash received. The Company generally will be entitled to a deduction equal to the income recognized by the participant. If the recipient is an employee, the Company is required to withhold income and employment taxes on the income amount.

Section 162(m). Section 162(m) of the Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year. Under IRS regulations, compensation received through the exercise of an option or a SAR will not be subject to the $1,000,000 limit if the option and the plan pursuant to which it is granted meet certain requirements. One requirement is shareholder approval at least once every five years of a per-employee limit on the number of shares as to which options and SARs may be granted. Approval of this Proposal 3 will constitute approval of the per-employee limit under the Amended 2000 Plan set forth in Section 5.2. Other requirements are that the option or SAR be granted by a committee of at least two outside directors and that the exercise price of the option or SAR be not less than fair market value of the Common Stock on the date of grant. Accordingly, the Company believes that if this proposal is approved by shareholders, compensation received on exercise of options and SARs granted under the Amended 2000 Plan in compliance with all of the above requirements will be exempt from the $1,000,000 deduction limit.

Under IRS regulations in effect as of the date of this proxy statement, compensation received through a performance-based award will not be subject to the $1,000,000 limit under Section 162(m) of the Code if the performance-based award and the plan meet certain requirements. One such requirement is that shareholders approve the performance criteria upon which award payouts will be based and the maximum amount payable under awards, both of which are set forth in Section 11 of the Amended 2000 Plan. Other requirements are that objective performance goals and the amounts payable upon achievement of the goals be established by a committee of at least two outside directors and that no discretion be retained to increase the amount payable under the awards. The Company believes that, if this proposal is approved by the shareholders, compensation received on vesting of performance-based awards granted under the Amended 2000 Plan in compliance with all of the above requirements will not be subject to the $1,000,000 deduction limit.

Options and Restricted Stock Granted to Certain Individuals and Groups.

The number of options or other awards (if any) that an individual may receive under the Amended 2000 Plan is in the discretion of the Board of Directors and therefore cannot be determined in advance. Unlike the current 2000 Stock Option Incentive Plan, the Amended 2000 Plan does not provide for automatic options grants to outside directors. The following table sets forth the total number of shares of the Company’s Common Stock subject to options granted under the Company’s 1996 Stock Incentive Plan, 2000 Stock Option Plan and 2000 Stock Option Incentive Plan in fiscal 2004 to the listed persons and groups, the average per share exercise price of the options and the number of shares of restricted stock issued to those persons and groups under the Company’s 1996 Stock Incentive Plan, 2000 Stock Option Plan and 2000 Stock Option Incentive Plan.

OPTIONS AND RESTRICTED STOCK GRANTED TO CERTAIN INDIVIDUALS AND
GROUPS IN FISCAL YEAR 2004

Name and Position	Number of Options Granted	Average Per Share Exercise Price of Options	Number of Shares of Restricted Stock Granted
Nicholas Konidaris President & Chief Executive Officer	420,000	$25.71	20,000	(1)
Barry L. Harmon Director & Former Chief Executive Officer	40,000	$24.02	—
Donald R. VanLuvanee	—	—	—
J. Michael Dodson Senior Vice President of Administration, Chief Financial Officer and Secretary	10,000	$24.52	—
Robert G. Chamberlain Senior Vice President of Customer Operations	60,000	$18.20	—
Howard K. Taft, Jr. Vice President of Passive Components Group	35,000	$19.10	—
All current executives officers, as a group (2)	490,000	$24.77	20,000
All current directors who are not executive officers, as a group (3)	180,000	$22.47	—
All employees who are not executive officers, as a group	952,200	$23.76	—

(1)	In connection with his employment contract, Mr. Konidaris received 20,000 shares of restricted stock. As described on page 16, the restricted stock was intended to make up for substantial compensation that Mr. Konidaris forfeited by leaving his former employer to join the Company.

(2)	Does not include shares granted to Mr. Taft or Mr. VanLuvanee because they are not executive officers of the Company.

(3)	Pursuant to the 2000 Stock Option Incentive Plan’s automatic, non-discretionary formula, each non-employee director received an option for 6,000 shares on July 31, 2003. Certain non-employee directors received additional options under the 2000 Stock Option Incentive Plan.

Non-employee directors have a financial interest in this proposal because the type and amount of grants they will receive under the Amended 2000 Plan will be determined by the Board of Directors in its discretion. Named executive officers have a financial interest in this proposal because it would increase the types of grants available under the Amended 2000 Plan to executives and other employees.

Vote Required for Approval and Recommendation by the Board

The Board of Directors unanimously recommends a vote FOR the proposal to approve the Amended 2000 Plan. For this proposal to pass at the Annual Meeting, at least a majority of the outstanding shares of Common Stock must be voted on the proposal, and a majority of the shares voted must be voted in favor of the proposal. Abstentions are counted as votes cast and have the effect of “no” votes on the proposal. Broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but are not counted and have no effect on the results of the vote on the proposal. If no instructions are given, proxies will be voted for approval of the adoption of this proposal.

PROPOSAL 4: APPROVAL OF AMENDMENT TO INCREASE THE NUMBER OF SHARES
RESERVED FOR ISSUANCE UNDER THE 1990 EMPLOYEE STOCK PURCHASE PLAN

The 1990 Employee Stock Purchase Plan (“ESPP”) provides a convenient and practical means by which employees may purchase the Company’s shares through payroll deductions and a method by which the Company may assist and encourage such employees to become share owners. The Board of Directors believes that the ESPP is desirable as an incentive to better performance and improvement of profits, and as a means by which employees may share in the rewards of growth and success. As of July 15, 2004, out of a total of 900,000 shares reserved for issuance under the ESPP, 721,685 shares had been issued, leaving 178,315 shares available for issuance under the ESPP. The Board of Directors believes additional shares will be needed under the ESPP to provide appropriate incentives to key employees and others. Accordingly, on July 15, 2004, the Board of Directors approved an amendment to the ESPP, subject to shareholder approval, to reserve an additional 1,000,000 shares for issuance under the ESPP, thereby increasing the total number of shares of the Company’s Common Stock reserved for issuance under the ESPP from 900,000 to 1,900,000.

Certain provisions of the ESPP are summarized below. The complete text of the ESPP, marked to show the proposed amendment, is attached to this Proxy Statement as Appendix G.

The ESPP is administered by the Board of Directors. The Board has the power to make and interpret all rules and regulations it deems necessary to administer the ESPP and has broad authority to amend the ESPP, subject to the requirement that certain amendments be approved by shareholders. Notwithstanding the foregoing, the Board of Directors, if it so desires, may delegate to the Compensation Committee of the Board the authority for general administration of the ESPP.

All full-time employees of the Company and all full-time employees of each of the Company’s subsidiary corporations which are designated by the Board of Directors of the Company as a participant in the Plan are eligible to participate in the Plan.

The Plan is implemented by a series of overlapping 24-month offerings (the “Offerings”), with a new Offering commencing on January 15, April 15, July 15 and October 15 of each year. Accordingly, up to eight separate Offerings may be in process at any time, but an employee may only participate in one Offering at a time. The first day of each Offering is the “Offering Date” for that Offering and each Offering shall end on the second anniversary of its Offering Date. Each Offering shall be divided into eight three-month Purchase Periods, one of which shall end on each January 14, April 14, July 14 and October 14 during the term of the Offering. The last day of each Purchase Period is a “Purchase Date” for the applicable Offering. The purchase price per share is equal to 85% of the lower of (a) the fair market value of the Company’s Common Stock on the Offering Date or (b) the fair market value on the Purchase Date. If the fair market value of the Company’s Common Stock on the first day of a new Offering is less than or equal to the fair market value of the Company’s Common Stock on the first day of any ongoing Offering, employees participating in such ongoing Offering will be automatically withdrawn from it and enrolled in the new Offering. Participants may elect to contribute from 1% to 15% of compensation paid to the participant during each pay period in the Offering.

No participant may obtain a right to purchase shares under the ESPP if, immediately after the right is granted, the participant owns or is deemed to own shares of the Company’s Common Stock possessing five percent or more of the combined voting power or value of all classes of stock of the Company or any subsidiary of the Company. The maximum number of shares that a participant may purchase on any given Purchase Date is 500 shares. In addition, no participant may obtain a right to purchase shares under the ESPP that permits the participant’s rights to purchase shares under the ESPP to accrue at a rate which exceeds $25,000 in fair market value of the Company’s Common Stock (determined as of the Offering Date) for each calendar year of the Offering.

Neither payroll deductions credited to a participant’s account nor any rights with regard to the purchase of shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way by the participant. Upon termination of a participant’s employment for any reason other than death, the payroll deductions credited to the participant’s account will be returned to the participant. Upon termination of a participant’s employment because of that person’s death, the payroll deductions credited to the participant’s account will be used to purchase shares on the next purchase date. Any shares purchased and any remaining balance will be returned to the deceased participant’s beneficiary or, if none, to the participant’s estate.

Material Federal Income Tax Consequences

The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under the Code, employees generally will not recognize taxable income or gain with respect to shares purchased under the Plan either at the Offering Date or the Purchase Date of an Offering. If a current or former employee disposes of shares purchased under the Plan more than two years after the Offering Date and more than one year after the Purchase Date, or in the event of the employee’s death at any time, the employee or the employee’s estate will recognize ordinary compensation income for the taxable year of disposition or death in an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of disposition or death over the purchase price, or (2) 15 percent of the fair market value of the shares on the Offering Date. In the case of such a disposition or death, the Company will not be entitled to a tax deduction. Any gain on the disposition in excess of the amount treated as ordinary compensation income will be capital gain. If the disposition is by gift, the employee will not be taxed on any gain in excess of the amount treated as ordinary compensation income, and for the purpose of determining gain or loss on a subsequent disposition, the recipient of the gift will be treated as having purchased the shares for the price paid by the employee plus the amount treated as ordinary compensation to the employee as a result of the gift.

If an employee disposes of shares purchased under the Plan within two years after the Offering Date or within one year after the Purchase Date, the employee will recognize ordinary compensation income in the year of the disposition in an amount equal to the excess of the fair market value of the shares on the Purchase Date over the purchase price. If the disposition is by sale, any difference between the fair market value of the shares on the Purchase Date and the disposition price will be capital gain or loss. If the disposition is by gift, the employee will not be taxed on any gain in excess of the amount treated as ordinary compensation income, and for the purpose of determining gain or loss on a subsequent disposition, the recipient of the gift shares will be treated as having purchased the shares at their fair market value on the Purchase Date. In the event of a disposition within two years after the Offering Date or within one year after the Purchase Date, the Company will be entitled to a tax deduction in the year of such disposition equal to the amount the employee is required to report as ordinary compensation income.

Under the terms of the Plan, participants are required to pay to the Company any amounts necessary to satisfy any tax withholding determined by the Company to be required in connection with either the purchase or sale of shares acquired under the Plan. Under the tax law as of the date of this Prospectus, no tax withholding is required in connection with acquisition or disposition of shares purchased under the Plan. However, future changes in or clarifications of tax law may cause the Company to conclude that tax withholding is required.

Under the Code, the Company is required to track the disposition of all shares acquired under the Plan. In order to facilitate compliance with the Company’s reporting obligations, the Custodian will periodically provide the Company with summaries of transactions involving the participant’s accounts.

Vote Required for Approval and Recommendation by the Board

The Board of Directors unanimously recommends a vote FOR the proposal to approve the amendment to increase the number of shares reserved for issuance under the 1990 Employee Stock Purchase Plan. For this proposal to pass at the Annual Meeting, at least a majority of the outstanding shares of Common Stock must be voted on the proposal, and a majority of the shares voted must be voted in favor of the proposal. Abstentions are counted as votes cast and have the effect of “no” votes on the proposal. Broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but are not counted and have no effect on the results of the vote on the proposal. If no instructions are given, proxies will be voted for approval of the adoption of this proposal.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 3, 2003, the Company entered into a Separation Agreement with Gary M. Kapral pursuant to which he resigned as an officer the Company effective June 11, 2003. The agreement provided for payment of base salary of $245,000 through December 15, 2003 and continued medical benefits through December 31, 2003.

On September 9, 2003, the Company entered into a Separation Agreement with Joseph L. Reinhart pursuant to which he resigned as an officer of the Company effective August 29, 2003, but continued to be employed by ESI, receiving regular pay and benefits through November 30, 2003. The agreement provided for payment of severance pay equivalent to six months of wages at the rate of $220,000 per annum and payment of COBRA premiums for coverage through May 31, 2004. All rights under ESI’s stock incentive plans with respect to stock options and stock grants to Mr. Reinhart were as stated in the plan documents or related agreements. For purposes of stock option vesting and exercise, the termination date was November 30, 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who own more than ten percent of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Executive officers, directors and beneficial owners of more than ten percent of the Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Mr. Chamberlain, Senior Vice President of Customer Operations, inadvertently failed to timely report an option grant in October 2003. In addition, Kerry Mustoe, Corporate Controller and Chief Accounting Officer inadvertently failed to timely report an “Initial Statement of Beneficial Ownership” upon designation as a Section 16 reporting person and a subsequent grant of shares in November 2003. The required filings have since been made.

OTHER MATTERS

Shareholder Proposals in the Company’s Proxy Statement

Shareholders wishing to submit proposals for inclusion in the Company’s proxy statement for the 2005 annual meeting of shareholders must submit the proposals for receipt by the Company not later than May 13, 2005.

Shareholder Proposals not in the Company’s Proxy Statement

Shareholders wishing to present proposals for action at this annual meeting or at another shareholders’ meeting must do so in accordance with the Company’s bylaws. A shareholder must give timely notice of the proposed business to the Secretary. To be timely, a shareholder’s notice must be in writing and delivered to the secretary not less than 90 days nor more than 120 days prior to the anniversary date of the proxy statement for the prior year’s annual meeting of shareholders, provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment or postponement) by more than 70 days from the anniversary of the previous year’s annual meeting, notice by the shareholder, to be timely, must be received by the Secretary no earlier than 120 days before such annual meeting and no later than the later of 90 days before such annual meeting or 10 days following the day on which public announcement of the date of the meeting was first made. A shareholder proposal must include the information specified in the Company’s bylaws, and a copy of the relevant provisions of the bylaws will be provided to any shareholder upon written request to the Company’s Secretary. The chairman of the meeting may, if the facts warrant, determine and declare that the business was not properly brought before the meeting in accordance with the Company’s bylaws. Any notice relating to a shareholder proposal for the 2005 annual meeting, to be timely, must be received by the Company between May 13, 2005 and June 12, 2005.

Shareholders who wish to submit a shareholder proposal should do so in writing addressed to the Board of Directors, c/o Chairman of the Board, Electro Scientific Industries, Inc., 13900 NW Science Park Drive, Portland, Oregon 97229-5497.

Shareholder Nominations for Directors

Shareholders wishing to directly nominate candidates for the Board of Directors at an annual meeting must do so in writing, in accordance with the Company’s bylaws and delivered to the Secretary not less than 90 days nor more than 120 days prior to the date of the proxy statement for the prior year’s annual meeting of shareholders, provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment or postponement) by more than 70 days from the anniversary of the previous year’s annual meeting, notice by the shareholder, to be timely, must be received by the Secretary no earlier than 120 days before such annual meeting and no later than the later of 90 days before such annual meeting or 10 days following the day on which public announcement of the date of the meeting was first made. A shareholder proposal must include the information specified in the Company’s bylaws, and a copy of the relevant provisions of the bylaws will be provided to any shareholder upon written request to the Company’s Secretary. Shareholders wishing to make any director nominations at any special meeting of shareholders held for the purpose of electing directors must do so, in accordance with the bylaws, by delivering timely notice to the Secretary setting forth the information specified in the Company’s bylaws for annual meeting nominations. To be timely, the notice must be given not later than 10 days following the day on which public announcement is first made of the date of the special meeting and the nominees proposed by the Board of Directors to be elected at the meeting. The chairman of the meeting of shareholders may, if the facts warrant, determine that a nomination was not made in accordance with the proper procedures. If the chairman does so, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

Transaction Of Other Business

Although the Notice of Annual Meeting of Shareholders provides for the transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than those referred to herein. The enclosed proxy, however, gives discretionary authority in the event that any other matters should be presented.

By Order of the Board of Directors

J. Michael Dodson
Senior Vice President of Administration,
Chief Financial Officer and Secretary

Portland, Oregon
September 10, 2004

APPENDIX A

Electro Scientific Industries, Inc.
Corporate Governance Guidelines — Restated
Adopted July 15, 2004

I.	Director Selection and Qualifications:

A.   Selection of Board Members.    The Corporate Governance and Nominating Committee will recommend nominees for directorship to the Board of Directors. The invitation to join the Board of Directors should be extended on behalf of the Board by the Chairman of the Corporate Governance and Nominating Committee.

B.   Qualifications of Directors.    The Corporate Governance and Nominating Committee is responsible for assessing on an annual basis the requisite skills and characteristics of Board members and the composition of the Board as a whole. This assessment will include the determination of independence as well as consideration of skills, experience and other criteria in the context of the needs of the Company. The criteria for directors include the following:

1.	Directors should be of the highest ethical character.

2.	Directors should have reputations that enhance the image and reputation of the Company.

3.	Directors should be highly accomplished and leaders in their respective fields.

4.	Directors should have relevant expertise and experience, and be able to offer advice and guidance to the Company’s management.

5.	Directors should demonstrate sound business judgment.

6.	Directors should work with management collaboratively and constructively.

A director who is determined not to satisfy the qualifications set forth above will not be re-nominated for an additional term.

C.   Director Independence.    Not less than two-thirds of the members of the Board of Directors shall meet the criteria for independence as defined below. The determination of independence shall be made annually by the Board of Directors. When determining director independence, both direct and indirect relationships will be considered. To be “independent” a director must meet the standards for independence under applicable laws, rules and regulations, including the listing standards of NASDAQ. In addition, a director is not independent if he or she:

1.	Has been employed by the Company or its subsidiaries or affiliates in an executive capacity within the last five calendar years;

2.	Has received, during the current calendar year or either of the three immediately preceding calendar years, remuneration, directly or indirectly, other than de minimis remuneration, as a result of service as, or being affiliated with an entity that serves as (i) an adviser, consultant or legal counsel to the Company or to a member of its senior management; or (ii) a significant customer or supplier of the Company;

3.	Has a personal services/contract(s) with the Company, or a member of its senior management;

4.	Has been affiliated with a not-for-profit entity that receives significant contributions from the Company;

5.	Has during the current calendar year or either of the three immediately preceding calendar years, had any business relationship with Electro Scientific for which Electro Scientific has been required to make disclosure under Regulation S-K of the Securities and Exchange Commission (“SEC”), other than for service as a Director or for which relationship no more than de minimis remuneration was received in any one such year;

6.	Is employed by a public company at which an executive officer of Electro Scientific serves as a director;

7.	Has had any of the relationships described in subsections (1)-(6) above, with any affiliate of the Company; or

8.	Is a member of the immediate family of any person described in subsections (1)-(7) above.

A director is deemed to have received remuneration, directly or indirectly, if remuneration, other than de minimis remuneration, was paid by the Company, its subsidiaries or affiliates, to any entity in which the director has a beneficial ownership interest of five percent or more, or to an entity by which the director is employed or self-employed other than as a director. Remuneration is deemed de minimis remuneration if such remuneration is $5,000 or less in any calendar year, or if such remuneration is paid to an entity, and it (1) did not for the calendar year exceed the lesser of $5 million, or one percent of the gross revenues of the entity; and (2) did not directly result in an increase in the compensation received by the director from that entity.

D.	Process for Selecting, Evaluating and Nominating New Director Candidates. The Corporate Governance and Nominating Committee will identify and evaluate candidates for director as follows:

1.	The Committee will identify the need to add a new Board Member based upon its assessment of the composition of the Board or to fill a vacancy.

2.	The Committee initiates director searches, working with staff support, input from Board members and others, as necessary, and hiring a search if the Committees determines it desirable to do so.

3.	The Committee will consider director candidate suggestions from many sources, including shareholders. Shareholder suggestions should be submitted to Electro Scientific Industries, Inc., 13900 NW Science Park Drive, Portland Oregon 97229, Attention: Chairman of the Corporate Governance and Nominating Committee. The Committee does not intend to alter the manner in which it evaluates candidates based upon whether the candidate was suggested by a shareholder.

4.	Candidates who satisfy the criteria and otherwise qualify for Board membership will be submitted to the Committee for consideration. The Committee will determine whether candidates should be considered further and, if so, in what manner. The Committee may initiate contacts directly of through a search firm.

5.	The Committee will determine in its discretion whether to recommend a candidate to the Board for consideration as a director nominee.

E.   Term Limits.    The Board does not limit the number of terms for which an individual may serve as a director. Directors who have served on the Board for a period of time provide valuable insights into the operations and business of the Company based upon their experience and understanding of the Company’s history, policies and business objectives.

F.   Retirement Policy.    Directors will retire from the Board upon the expiration of the term after reaching the age of 70.

G.   Classified Board.    The Board is divided in to three classes with one class elected each year for a three-year term. The Board believes that the classified board promotes continuity and experience and orderly succession of Board members, which contribute to long-term shareholder value.

H.   Employee Director Resignation.    When an employee director resigns or otherwise leaves or changes his or her position with the Company, the employee director should tender his or her resignation from the Board.

II.	Board Operations and Responsibilities:

A.   Chairman of the Board/Lead Director.    It is the practice of the Board to select a Chairman who qualifies as an “independent” director as defined above. If at any time the Chairman fails to meet the qualifications of independence, the Board will designate a Lead Director who qualifies as an independent director.

B.   Executive Sessions.    At least twice each year in conjunction with regularly scheduled Board meetings, the independent directors will meet in an executive session at which employee directors are not present.

C.   Agenda for Board Meetings.    The Chairman of the Board, in cooperation with the CEO will establish the agenda for each Board meeting. Every Board member may suggest matters for the agenda.

D.   Attendance at Meetings.    Directors are expected to attend shareholders meetings, Board meetings and meetings of committees on which they serve and to devote the time required to discharge properly their responsibilities as directors.

E.   Contacting a Board Member.    Shareholders may contact any director, including the Chairman, by writing to them c/o the Corporate Secretary, Electro Scientific Industries, 13900 NW Science Park Drive, Portland Oregon 97229.

F.   Advisors.    The Board and each committee have the power and authority to hire independent legal, financial or other advisors as they deem necessary or desirable.

G.   Director Access to Officers and Employees.    Directors have full access to officers and employees of the Company. Directors will use their judgment to ensure that any such contact is not disruptive to business operation of the Company and will, to the extent not inappropriate, inform the CEO of any such communication. The CEO, in consultation with the Chairman of the Board, will determine which officers and employees will attend meetings of the Board or its committees.

H.   Board Compensation.    The form and amount of director compensation will be determined by the Board upon the recommendation of the Compensation Committee in accordance with the policies and principles in its charter and consistent with rules promulgated by NASDAQ, including without limitation those relating to director independence and to compensation of Audit Committee members.

The Compensation Committee will review director compensation annually, as required by its charter, and recommend any changes in the form and amount of director compensation or the principles to the Board when the committee determines a change is advisable. The Board is aware that questions as to director independence may be raised if, for example, (i) directors’ fees and perquisites exceed what is customary, (ii) the Company makes substantial charitable contributions with which a director is affiliated, or (iii) the Company enters into consulting contracts with (or provides other indirect forms of compensation to) a director or an organization with which the director is affiliated.

III.	Board Committees:

A.   Committees; Qualifications. The Board will have at all times an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee, each consisting of at least three directors. All members of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee shall meet the qualifications of independent director set forth above. At least three members of the Audit Committee will be “financially literate” and at least one member of the Audit Committee will be a “financial expert.” The Board may also establish or maintain other committees that it deems necessary or desirable.

B.   Committee Charters. Each committee will have a charter that sets forth the purpose, duties and responsibilities of the committee.

C.   Meetings; Agenda. The Chairman of each committee, in consultation with the Chairman of the Board, committee members and appropriate management, will determine the agenda and frequency for committee meetings, consistent with any requirements set forth in Committee Charters.

D.   Appointment to Committees. Committee Members and Chairs will be appointed on an annual basis by the Board upon the recommendation of the Corporate Governance and Nominating Committee.

IV.	Director Orientation and Continuing Education:

Every new director will participate in the Company’s orientation program and all directors are encouraged to keep current with corporate governance issues through continuing education or other activities. The orientation will familiarize new directors with the Company’s strategic plans, its significant facilities, its significant financial, accounting and risk management issues, its compliance programs, its Code of Business Practices, its principal officers, and its internal and independent auditors.

V.	CEO Evaluation and Management Succession:

A.   CEO Evaluation. The Compensation Committee will conduct an annual review of the CEO’s performance, as set forth in its charter. The Board of Directors will review the Compensation Committee’s evaluation in order to ensure that the CEO is providing the best leadership for the Company in the long- and short-term.

B.   Management Succession. The Compensation Committee will periodically report to the Board on succession planning and management development. The Board will work with the Compensation Committee to identify and evaluate potential successors to the CEO. The CEO should at all times make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals. The Compensation Committee periodically reviews the leadership development programs of the Company.

VI.	Annual Performance Evaluations:

In addition to the self-evaluations to be performed by each of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee, the Board of Directors will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Corporate Governance and Nominating Committee will oversee the evaluation process and will report annually to the Board with an assessment of the Board’s performance. The assessment will focus on the Board’s contribution to the Company and specifically focus on areas in which the Board or management believes that the Board could improve.

APPENDIX B

ELECTRO SCIENTIFIC INDUSTRIES, INC.
CORPORATE GOVERNANCE AND NOMINATING COMMITTEE
OF THE BOARD OF DIRECTORS

CHARTER

July 15, 2004

I. PURPOSES

The Corporate Governance and Nominating Committee of Electro Scientific Industries, Inc. (the “Company”) is appointed by the Board of Directors to (a) develop and recommend to the Board a set of corporate governance principles applicable to ESI (the “Corporate Governance Guidelines”), (b) identify individuals qualified to become Board members and recommend that the independent directors on the Board nominate the identified director nominees for election, subject to any legal or contractual commitments, and (c) review the qualifications of directors eligible to become members of Board committees and recommend directors to the Board for appointment to Board committees.

II. COMPOSITION

The Committee shall consist of at least three members of the Board, each of whom shall be an independent director under the standards for independence set forth in the Corporate Governance Guidelines.

The members of the Committee shall be appointed by the Board at the annual organizational meeting of the Board. Unless a Chair is designated by the Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership. Members may be removed by the Board at any time.

III. AUTHORITY AND RESPONSIBILITY

1.	The Committee shall meet at least once during each fiscal year and periodically as the Committee deems necessary to fulfill its responsibilities. The Committee will record and maintain minutes of each of its meetings and make regular reports to the Board.

2.	The Committee shall develop and recommend to the Board a set of Corporate Governance Guidelines. The Committee will annually review the Corporate Governance Guidelines and recommend any proposed changes to the Board for approval.

3.	The Committee shall identify individuals qualified to become Board members, including existing directors eligible for re-election to the Board, in accordance with the Director Selection and Qualification provisions of the Corporate Governance Guidelines, and recommend to the Board the director nominees for the next annual meeting of shareholders or the nominees to fill any interim vacancies on the Board.

4.	The Committee shall annually recommend to the Board directors for membership on Committees of the Board, in accordance with the criteria regarding committee member qualifications set forth in the Corporate Governance Guidelines.

5.	The Committee shall annually review its own performance and this Charter and recommend to the Board any proposed changes to this Charter or to the Committee.

6.	The Committee will oversee the evaluation of the performance of the Board, and its Committees and will provide the Board an annual report regarding its assessment.

7.	The Committee has sole authority to retain and terminate any search firm used to identify director candidates or to otherwise assist the Committee and has sole authority to approve the search firm’s fees and other retention terms. The Committee also has authority to obtain advice and assistance from legal, accounting or other advisors.

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8.	The Committee is authorized to form and delegate authority to subcommittees as appropriate.

9.	The Committee will (a) review ESI’s Code Conduct and Business Practices as necessary, but not less than annually, and recommend to the Board any proposed changes to the code, and (b) monitor the reporting procedures described in the Code.

10.	The Committee will review corporate governance matters required by applicable law, rule or regulation to be included in ESI’s annual proxy statement.

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APPENDIX C

ELECTRO SCIENTIFIC INDUSTRIES, INC.
COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

July 15, 2004

I. PURPOSES

The Compensation Committee of Electro Scientific Industries, Inc. (the “Company”) is appointed by the Board of Directors to discharge the Board’s responsibilities relating to the compensation of the Company’s executives in accordance with this Charter and the Company’s Corporate Governance Guidelines. The Committee is also responsible for producing an annual report on executive compensation for inclusion in the Company’s annual proxy statement, in accordance with applicable laws, rules and regulations.

II. COMPOSITION

The Committee shall be comprised of at least three members of the Board, each of whom shall be an independent director under the standards for independence set forth in the Company’s Corporate Governance Guidelines.

The members of the Committee shall be appointed by the Board at the annual organizational meeting of the Board on the recommendation of the Corporate Governance and Nominating Committee. Unless a Chair is designated by the Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership. Members may be removed by the Board at any time.

III. AUTHORITY AND RESPONSIBILITY

1.	The Compensation Committee shall meet at least semi-annually and periodically as the Committee deems necessary to fulfill its responsibilities. The Committee will record and maintain minutes of each of its meetings and make regular reports to the Board.

2.	The Committee shall annually review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives, and set the CEO’s compensation levels based on this evaluation. In determining the long-term incentive component of CEO compensation, the Committee should consider the Company’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the Company’s CEO in past years. The CEO shall not attend the portion of any Committee meeting when the CEO’s compensation is determined.

3.	The Committee shall annually review and set the compensation of all officers and other key executives, including awards under incentive-compensation plans and equity-based plans.

4.	Consistent with the Corporate Governance Guidelines, the Committee will annually review and recommend to the Board the compensation of all directors and committee members.

5.	The Committee has the authority to (a) establish, implement and administer all incentive compensation plans, equity-based plans and employee benefit plans for directors, officers and employees of the Company, (b) determine the individuals eligible for participation consistent with the eligibility provisions of the respective programs and set performance milestones under each of those programs, and (c) grant stock options and restricted stock awards under the Company’s stock option and stock incentive plans to eligible individuals in accordance with the plans approved by shareholders of the Company.

6.	The Committee shall be responsible for periodically reviewing succession planning and management development and reporting thereon to the Board.

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7.	The Committee shall have sole authority to retain and terminate compensation consultants to assist it in the evaluation of director, CEO and key executive compensation, and sole authority to approve the consultant’s fees and other retention terms. The Committee shall also have authority to obtain advice and assistance from legal, accounting or other advisers.

8.	The Committee is authorized to form and delegate authority to subcommittees as appropriate.

9.	The Committee shall annually review its own performance and this Charter and recommend to the Board any proposed changes to this Charter or to the Committee.

The Committee shall prepare a report to the shareholders regarding the Company’s executive compensation practices and policies for inclusion in the Company’s annual proxy statement.

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APPENDIX D

ELECTRO SCIENTIFIC INDUSTRIES, INC.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

July 15, 2004

I.	PURPOSE

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Electro Scientific Industries, Inc. (the “Company”) to assist the Board in fulfilling its oversight responsibilities with respect to:

•	the financial reports and other financial information provided by the Company to its shareholders and others;

•	the Company’s financial policies and procedures;

•	the Company’s system of internal controls;

•	the Company’s accounting and financial reporting processes;

•	the independence, qualifications and performance of the Company’s independent accountants; and

•	the Company’s tax, legal, regulatory and ethical compliance.

II.	COMPOSITION

The Committee shall be comprised of three or more directors appointed by the Board, each of whom shall be independent as determined under the standards for independence set forth in the Company’s Corporate Governance Guidelines. All members of the Committee shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement, and meet such other standards required by applicable law (including SEC and Nasdaq rules). At least one member of the Committee shall be an “audit committee financial expert” as defined by SEC and Nasdaq rules.

III.	MEETINGS

The Committee shall meet at least four times annually or more frequently as the Committee may deem appropriate.

The Committee will meet separately with members of management and with the Company’s independent accountants to review the financial affairs of the Company and other matters. The Committee may create subcommittees or designate Committee members for special purposes who shall report to the Committee. The Committee shall report on a regular basis its activities to the Board and shall make such recommendations to the Board as it deems appropriate. The Committee will maintain written minutes of its meetings.

IV.	RESPONSIBILITIES AND DUTIES

The Committee’s role is one of oversight. Company management is responsible for maintaining the Company’s books of account and preparing periodic financial statements and the independent accountants are responsible for auditing the Company’s annual financial statements.

To fulfill its responsibilities, the Committee will:

Documents/Reports Review

•	Discuss earnings press releases, and financial information and earnings guidance provided to analysts and rating agencies. The Committee may limit its discussion to the types of information to be disclosed and the type of presentation to be made, and it need not discuss these matters in advance of each disclosure.

•	Discuss and review with senior financial management and the independent accountants before filing the financial information contained in the Company’s quarterly reports on Form 10-Q, including: (1) disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; (2) the selection, application and disclosure of the critical accounting policies and practices used; and (3) the management certifications.

•	Review with management and the independent accountants at the completion of the annual audit of the Company’s consolidated financial statements and before filing of the Annual Report on Form 10-K:

•	The Company’s annual consolidated financial statements and related footnotes;

•	Disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	The independent accountants’ audit of the financial statements and their report;

•	Any significant changes required in the independent accountants’ audit plan;

•	Any difficulties or disputes with management encountered during the course of the audit;

•  The selection, application and disclosure of the critical accounting policies and practices used;

•  Management certifications; and

•	Any additional matters related to the conduct of the audit required to be communicated to the Committee under generally accepted auditing standards, including the independent accountants’ judgment about such matters as the quality (not just the acceptability), of the Company’s accounting practices, as well as other items set forth in SAS 61.

•	Resolve any disputes between management and the independent accountants regarding financial reporting.

•	Prepare the report required to be included in the Company’s proxy statement for each annual shareholders meeting that discloses whether the Committee has reviewed and discussed the audited financial statements with management, has discussed the matters required by SAS 61 and Independence Standards Board Standard No. 1 with the independent accountants, and has recommended to the Board that the consolidated financial statements be included in the Annual Report on Form 10-K.

•	Review any reports submitted by the independent accountants, including reports relating to: (1) all critical accounting policies and practices used; (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants; and (3) other material written communications between the independent accountants and management, such as any management letter or schedule of unadjusted differences.

•	At least annually, obtain and review a report by the independent accountants describing: (1) the independent accountants’ internal quality control procedures; (2) any material issues raised by the most recent internal quality control review, or peer review, of the independent accountants, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent accountants, and any steps taken to deal with any such issues; and (3) all relationships between the independent accountants and the Company (to assess the independent accountants’ independence).

•	Review and assess the adequacy of this Charter at least annually and recommend to the Board appropriate changes to the Charter.

Control Processes

•	Review with management and the independent accountants on a continuing basis: the adequacy and integrity of the Company’s system of accounting procedures; the Company’s financial reporting processes, both internal and external; the Company’s system of internal controls; and the disclosures regarding internal controls required by SEC rules to be contained in the Company’s periodic reports and the attestations or reports relating to such disclosure.

•	Review with the independent accountants and management the appropriateness of accounting principles followed by the Company, as well as proposed and adopted changes in accounting principles and their impact on the financial statements.

Independent Accountants

The Committee is directly responsible for the appointment, compensation, oversight, evaluation and, where appropriate, replacement of the Company’s independent accountants. The Committee has the sole authority to engage and remove the independent accountants, to approve all audit and permissible non-audit engagements and to determine the fees to be paid. The independent accountants will report directly to the Committee.

The Committee will:

•	Pre-approve in accordance with SEC and Nasdaq rules all audit and permissible non-audit services provided to the Company by the independent accountants. The Committee may delegate this responsibility to one or more members of the Committee.

•	Obtain annually from the independent accountants a formal written statement delineating all relationships with the Company, including all non-audit services and associated fees.

•	Review and discuss with the independent accountants any disclosed relationships or services that might impact the accountants’ objectivity or independence.

•	Take appropriate action, if any, to ensure the independence of the independent accountants.

•	Conduct other reviews, as appropriate, to assist in the Committee’s oversight of the performance of the independent accountants, including, for example, reviewing the proposed audit plan each year, reviewing the proposed work plans of the independent accountants and reviewing comments from prior periods.

•	Review any reports submitted to the Committee by the independent accountants.

Legal and Ethical Compliance

•	Oversee and review periodically with management, outside counsel, and other experts, as appropriate, the programs and policies of the Company designed to ensure compliance with applicable laws and regulations, and the results of these compliance efforts.

•	Review and approve, where appropriate, all related-party transactions.

•	Oversee the process for receiving, retaining and treating complaints or concerns, including confidential and anonymous submissions by employees, regarding accounting and auditing matters and internal controls.

•	Review periodically with management, outside counsel and other experts, as appropriate, any legal and regulatory matters that may have a material impact on the financial statements.

Other Responsibilities

•	Oversee and review periodically with management the Company’s policies relating to finance, capital expenditures, investment, borrowings, currency exposures, share issuance and repurchases, risk management, asset management, information management and the security of its intellectual and physical assets.

•	Review and discuss with the independent accountants and management any material financial or non-financial arrangements of the Company that do not appear on the financial statements of the Company.

•	Review with management funding policies and investment performance of the Company’s benefit plans.

•	Review with management other finance, tax, legal and administrative issues as directed by the Board.

•	Create and monitor policies for hiring employees or former employees of the independent accountants to avoid independence impairment.

•	Make reports and recommendations to the Board of Directors on matters within the scope of the Committee’s functions.

•	Perform a review and evaluation, at least annually, of the performance of the Committee. The Committee shall conduct such review in such manner as it deems appropriate.

•	Engage independent counsel and other advisors as it deems necessary or appropriate to carry out its duties, with funding provided by the Company.

•	In addition to the activities described above, perform such other functions as necessary or appropriate under law, the Company’s articles of incorporation, bylaws and/or audit committee charter and the resolutions and other directives of the Board.

APPENDIX E

ELECTRO SCIENTIFIC INDUSTRIES, INC.
2004 STOCK INCENTIVE PLAN

1.   Purpose.  The purpose of this 2004 Stock Incentive Plan (the “Plan”) is to enable Electro Scientific Industries, Inc. (the “Company”) to attract and retain the services of selected employees, officers and directors of the Company or any parent or subsidiary of the Company. For purposes of this Plan, a person is considered to be employed by or in the service of the Company if the person is employed by or in the service of any entity (the “Employer”) that is either the Company or a parent or subsidiary of the Company.

2.   Shares Subject to the Plan.  Subject to adjustment as provided below and in Section 12, the shares to be offered under the Plan shall consist of Common Stock of the Company (“Common Stock”), and the total number of shares of Common Stock that may be issued under the Plan shall be 3,000,000 shares plus any shares that at the time the Plan is approved by shareholders are available for grant under the Company’s 1989 Stock Option Plan, 1996 Stock Incentive Plan and 2000 Stock Option Incentive Plan, which plans were previously approved by shareholders of the Company, and the Company’s 2000 Stock Option Plan, which plan was not previously approved by the Company’s shareholders (collectively, the “Prior Plans”), or that may subsequently become available for grant under any of the Prior Plans through the expiration, termination, forfeiture or cancellation of grants. If an option, stock appreciation right or Performance-Based Award granted under the Plan expires, terminates or is canceled, the unissued shares subject to that option, stock appreciation right or Performance-Based Award shall again be available under the Plan. If shares awarded as a bonus pursuant to Section 9 or sold pursuant to Section 10 under the Plan are forfeited to or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Plan.

3.   Effective Date and Duration of Plan.

3.1  Effective Date.    The Plan shall become effective as of July 15, 2004. No awards shall be made under the Plan until the Plan is approved by shareholders of the Company in accordance with rules of The Nasdaq Stock Market.

3.2  Duration.    The Plan shall continue in effect until all shares available for issuance under the Plan have been issued and all restrictions on the shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time except with respect to options, Performance-Based Awards, stock appreciation rights and shares subject to restrictions then outstanding under the Plan. Termination shall not affect any outstanding options, Performance-Based Awards, stock appreciation rights or any right of the Company to repurchase shares or the forfeitability of shares issued under the Plan.

4.	Administration.

4.1  Board of Directors.    The Plan shall be administered by the Board of Directors of the Company, which shall determine and designate the individuals to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards. Subject to the provisions of the Plan, the Board of Directors may adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Board of Directors shall be final and conclusive. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it deems expedient to carry the Plan into effect, and the Board of Directors shall be the sole and final judge of such expediency.

4.2  Committee.    The Board of Directors may delegate to any committee of the Board of Directors (the “Committee”) any or all authority for administration of the Plan. If authority is delegated to the Committee, all references to the Board of Directors in the Plan shall mean and relate to the Committee, except (i) as otherwise provided by the Board of Directors and (ii) that only the Board of Directors may amend or terminate the Plan as provided in Sections 3 and 13.

5.	Types of Awards; Eligibility; Limitations.

5.1  Types of Awards, Eligibility.    The Board of Directors may, from time to time, take the following actions, separately or in combination, under the Plan: (i) grant Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), as provided in Sections 6.1, 6.2 and 8; (ii) grant options other than Incentive Stock Options (“Non-Statutory Stock Options”) as provided in Sections 6.1, 6.3 and 8; (iii) grant stock appreciation rights as provided in Sections 7 and 8; (iv) award stock bonuses (including bonuses in the form of restricted stock units) as provided in Section 9; (v) sell shares subject to restrictions as provided in Sections 10; (vi) award Performance-Based Awards as provided in Section 11. Awards may be made to employees, including employees who are officers or directors, and to non-employee directors; provided, however, that only employees of the Company or any parent or subsidiary of the Company (as defined in subsections 424(e) and 424(f) of the Code) are eligible to receive Incentive Stock Options under the Plan. The Board of Directors shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made.

5.2  Per Employee Share Limitations.    No employee may be granted options and/or stock appreciation rights for more than an aggregate of 500,000 shares of Common Stock in any calendar year; provided, however, that to the extent the annual limitation is not fully used in any year for an employee, any shares not used may be added to the number of shares for which options and/or stock appreciation rights may be granted to that employee in any future year.

5.3  Prohibition on Option Repricing.    Except as provided in Section 11, without the prior approval of the Company’s shareholders, an option issued under the Plan may not be repriced by lowering the option exercise price or by cancellation of an outstanding option with a subsequent replacement or regrant of an option with a lower exercise price.

5.4  Maximum Number of Shares Issuable Upon Exercise of ISOs.    The maximum aggregate number of shares of Common Stock that may be issued under the Plan upon exercise of Incentive Stock Options shall be equal to the sum of 3,000,000 shares plus any shares that at July 15, 2004 are available for grant under the Prior Plans or that may subsequently become available for grant under any of the Prior Plans through the expiration, termination, forfeiture or cancellation of grants, which number will not exceed 9,568,684 shares.

6.	Stock Options.

6.1  General Rules Relating to Options.

6.1-1  Terms of Grant.    The Board of Directors may grant options under the Plan. With respect to each option grant, the Board of Directors shall determine the number of shares subject to the option, the exercise price, the period of the option, the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Non-Statutory Stock Option. At the time of the grant of an option or at any time thereafter, the Board of Directors may provide that an optionee who exercised an option with Common Stock of the Company shall automatically receive a new option to purchase additional shares equal to the number of shares surrendered and may specify the terms and conditions of such new options.

  6.1-2    Nontransferability.    Each Incentive Stock Option and, unless otherwise determined by the Board of Directors, each other option granted under the Plan by its terms (i) shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee’s domicile at the time of death, and (ii) during the optionee’s lifetime, shall be exercisable only by the optionee.

  6.1-3    Purchase of Shares.    Unless the Board of Directors determines otherwise, on or before the date specified for completion of the purchase of shares pursuant to an option exercise, the optionee must pay the Company the full purchase price of those shares in cash or by check or, with the consent of the Board of Directors, in whole or in part, in Common Stock of the Company valued at fair market value, restricted stock or other contingent awards denominated in either stock or cash, promissory notes and other forms of consideration. Unless otherwise determined by the Board of Directors, any Common Stock provided in payment of the purchase price must have been previously acquired and held by the optionee for at least six months. The fair market value of Common Stock provided in payment of the purchase price shall be the closing price of the Common Stock last reported before the time payment in Common Stock is made or, if earlier, committed to be made, if the Common Stock is publicly traded, or another value of the Common Stock as specified by the Board of Directors. No shares shall be issued until full payment for the shares has been made, including all amounts owed for tax withholding. With the consent of the Board of Directors, an optionee may request the Company to apply automatically the shares to be received upon the exercise of a portion of a stock option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the option.

6.1-4  Limitations on Grants to Non-Exempt Employees.    Unless otherwise determined by the Board of Directors, if an employee of the Company or any parent or subsidiary of the Company is a non-exempt employee subject to the overtime compensation provisions of Section 7 of the Fair Labor Standards Act (the “FLSA”), any option granted to that employee shall be subject to the following restrictions: (i) the option price shall be at least 85 percent of the fair market value, as described in Section 6.2-4, of the Common Stock subject to the option on the date it is granted; and (ii) the option shall not be exercisable until at least six months after the date it is granted; provided, however, that this six-month restriction on exercisability will cease to apply if the employee dies, becomes disabled or retires, there is a change in ownership of the Company, or in other circumstances permitted by regulation, all as prescribed in Section 7(e)(8)(B) of the FLSA.

6.2   Incentive Stock Options.    Incentive Stock Options shall be subject to the following additional terms and conditions:

  6.2-1  Limitation on Amount of Grants.    If the aggregate fair market value of stock (determined as of the date the option is granted) for which Incentive Stock Options granted under this Plan (and any other stock incentive plan of the Company or its parent or subsidiary corporations, as defined in subsections 424(e) and 424(f) of the Code) are exercisable for the first time by an employee during any calendar year exceeds $100,000, the portion of the option or options not exceeding $100,000, to the extent of whole shares, will be treated as an Incentive Stock Option and the remaining portion of the option or options will be treated as a Non-Statutory Stock Option. The preceding sentence will be applied by taking options into account in the order in which they were granted. If, under the $100,000 limitation, a portion of an option is treated as an Incentive Stock Option and the remaining portion of the option is treated as a Non-Statutory Stock Option, unless the optionee designates otherwise at the time of exercise, the optionee’s exercise of all or a portion of the option will be treated as the exercise of the Incentive Stock Option portion of the option to the full extent permitted under the $100,000 limitation. If an optionee exercises an option that is treated as in part an Incentive Stock Option and in part a Non-Statutory Stock Option, the Company will designate the portion of the stock acquired pursuant to the exercise of the Incentive Stock Option portion as Incentive Stock Option stock by issuing a separate certificate for that portion of the stock and identifying the certificate as Incentive Stock Option stock in its stock records.

  6.2-2  Limitations on Grants to 10 percent Shareholders.    An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary (as defined in subsections 424(e) and 424(f) of the Code) only if the option price is at least 110 percent of the fair market value, as described in Section 6.2-4, of the Common Stock subject to the option on the date it is granted and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

  6.2-3  Duration of Options.    Subject to Sections 6.2-2, 8.1 and 8.2, Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors, except that by its terms no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

  6.2-4  Option Price.    The option price per share shall be determined by the Board of Directors at the time of grant. Except as provided in Section 6.2-2, the option price shall not be less than 100 percent of the fair market value of the Common Stock covered by the Incentive Stock Option at the date the option is granted. The fair market value shall be the closing price of the Common Stock last reported on the date the option is granted, if the stock is publicly traded, or another value of the Common Stock as specified by the Board of Directors.

  6.2-5  Limitation on Time of Grant.    No Incentive Stock Option shall be granted on or after the tenth anniversary of the last action by the Board of Directors adopting the Plan or approving an increase in the number of shares available for issuance under the Plan, which action was subsequently approved within 12 months by the shareholders.

  6.2-6  Early Dispositions.    If within two years after an Incentive Stock Option is granted or within 12 months after an Incentive Stock Option is exercised, the optionee sells or otherwise disposes of Common Stock acquired on exercise of the Option, the optionee shall within 30 days of the sale or disposition notify the Company in writing of (i) the date of the sale or disposition, (ii) the amount realized on the sale or disposition and (iii) the nature of the disposition (e.g., sale, gift, etc.).

  6.3  Non-Statutory Stock Options.    Non-Statutory Stock Options shall be subject to the following terms and conditions, in addition to those set forth in Sections 6.1 and 8.

  6.3-1  Option Price.    The option price for Non-Statutory Stock Options shall be determined by the Board of Directors at the time of grant and may be any amount determined by the Board of Directors.

  6.3-2  Duration of Options.    Non-Statutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors, except that no Non-Statutory Option shall be exercisable after the expiration of 10 years from the date it is granted.

7.	Stock Appreciation Rights.

7.1   Grant.    Stock appreciation rights may be granted under the Plan by the Board of Directors, subject to such rules, terms, and conditions as the Board of Directors prescribes. The Board of Directors may provide that stock appreciation rights may be granted in substitution for stock options granted under the Plan. With respect to each grant, the Board shall determine the number of shares subject to the stock appreciation right, the exercise price of the stock appreciation right, the period of the stock appreciation right, and the time or times at which the stock appreciation right may be exercised. Stock appreciation rights shall continue in effect for the period fixed by the Board of Directors.

7.2   Stock Appreciation Rights Granted in Connection with Options.    If a stock appreciation right is granted in connection with an option, the stock appreciation right shall be exercisable only to the extent and on the same conditions that the related option could be exercised. Upon exercise of a stock appreciation right, any option or portion thereof to which the stock appreciation right relates terminates. If a stock appreciation right is granted in connection with an option, upon exercise of the option, the stock appreciation right or portion thereof to which the grant relates terminates.

7.3  Exercise.    Each stock appreciation right shall entitle the holder, upon exercise, to receive from the Company in exchange therefor an amount equal in value to the excess of the fair market value on the date of exercise of one share of Common Stock of the Company over the exercise price as determined by the Board of Directors (or, in the case of a stock appreciation right granted in connection with an option, the option price per share under the option to which the stock appreciation right relates), multiplied by the number of shares covered by the stock appreciation right, or portion thereof, that is surrendered. Payment by the Company upon exercise of a stock appreciation right may be made in Common Stock valued at fair market value, in cash, or partly in Common Stock and partly in cash, all as determined by the Board of Directors. For this purpose, the fair market value of the Common Stock shall be the closing price of the Common Stock last reported before the time of exercise, or such other value of the Common Stock as specified by the Board of Directors.

7.4  Fractional Shares.    No fractional shares shall be issued upon exercise of a stock appreciation right. In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, if the Board of Directors shall determine, the number of shares may be rounded downward to the next whole share.

7.5  Nontransferability.    Each stock appreciation right granted in connection with an Incentive Stock Option and, unless otherwise determined by the Board of Directors, each other stock appreciation right granted under the Plan, by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder’s domicile at the time of death, and each stock appreciation right by its terms shall be exercisable during the holder’s lifetime only by the holder.

8.   Exercise of Options and Stock Appreciation Rights.

8.1  Exercise.    Except as provided in Section 8.2 or as determined by the Board of Directors, no option or stock appreciation right granted under the Plan may be exercised unless at the time of exercise the holder is employed by or in the service of the Company and shall have been so employed or provided such service continuously since the date the option or stock appreciation right was granted. Except as provided in Sections 8.2 and 12, options and stock appreciation rights granted under the Plan may be exercised from time to time over the period stated in each option or stock appreciation right in amounts and at times prescribed by the Board of Directors, provided that options and stock appreciation rights may not be exercised for fractional shares. Unless otherwise determined by the Board of Directors, if a holder does not exercise an option or stock appreciation right in any one year for the full number of shares to which the holder is entitled in that year, the holder’s rights shall be cumulative and the holder may acquire those shares in any subsequent year during the term of the option or stock appreciation right.

8.2  Termination of Employment or Service.

  8.2-1  General Rule.    Unless otherwise determined by the Board of Directors, if a holder’s employment or service with the Company terminates for any reason other than because of total disability or death as provided in Sections 8.2-2 and 8.2-3, his or her option or stock appreciation right may be exercised at any time before the expiration date of the option or stock appreciation right or the expiration of 3 months after the date of termination, whichever is the shorter period, but only if and to the extent the holder was entitled to exercise the option or stock appreciation right at the date of termination.

  8.2-2  Termination Because of Total Disability.    Unless otherwise determined by the Board of Directors, if a holder’s employment or service with the Company terminates because of total disability, his or her option or stock appreciation right may be exercised at any time before the expiration date of the option or stock appreciation right or before the date 12 months after the date of termination, whichever is the shorter period, but only if and to the extent the holder was entitled to exercise the option or stock appreciation right at the date of termination. The term “total disability” means a medically determinable mental or physical impairment that is expected to result in death or has lasted or is expected to last for a continuous period of 12 months or more and that, in the opinion of the Company and two independent physicians, causes the holder to be unable to perform his or her duties as an employee, director or officer of the Employer and unable to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the two independent physicians have furnished their written opinion of total disability to the Company and the Company has reached an opinion of total disability.

  8.2-3  Termination Because of Death.    Unless otherwise determined by the Board of Directors, if a holder dies while employed by or providing service to the Company, his or her option or stock appreciation right may be exercised at any time before the expiration date of the option or stock appreciation right or before the date 12 months after the date of death, whichever is the shorter period, but only if and to the extent the holder was entitled to exercise the option or stock appreciation right at the date of death and only by the person or persons to whom the holder’s rights under the option or stock appreciation right shall pass by the holder’s will or by the laws of descent and distribution of the state or country of domicile at the time of death.

  8.2-4  Amendment of Exercise Period Applicable to Termination.    The Board of Directors may at any time extend the 3-month and 12-month exercise periods any length of time not longer than the original expiration date of the option or stock appreciation right. The Board of Directors may at any time increase the portion of an option or stock appreciation right that is exercisable, subject to terms and conditions determined by the Board of Directors.

  8.2-5  Failure to Exercise Option or Stock Appreciation Right.    To the extent that the option or stock appreciation right of any deceased holder or any holder whose employment or service terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to the option or stock appreciation right shall cease and terminate.

  8.2-6  Leave of Absence.    Absence on leave approved by the Employer or on account of illness or disability shall not be deemed a termination or interruption of employment or service. Unless otherwise determined by the Board of Directors, vesting of options and stock appreciation rights shall continue during a medical, family or military leave of absence or other leave approved by the Employer, whether paid or unpaid, and vesting of options and stock appreciation rights shall be suspended during any other unpaid leave of absence.

8.3  Notice of Exercise or Surrender.    Unless the Board of Directors determines otherwise, shares may be acquired pursuant to an option or stock appreciation right granted under the Plan only upon the Company’s receipt of written notice from the holder of the holder’s binding commitment to purchase shares, specifying the number of shares the holder desires to acquire under the option or stock appreciation right and the date on which the holder agrees to complete the transaction, and, if required to comply with the Securities Act of 1933, containing a representation that it is the holder’s intention to acquire the shares for investment and not with a view to distribution. Unless the Board of Directors determines otherwise, cash may be paid upon surrender of a stock appreciation right granted under the Plan only upon the Company’s receipt of written notice from the holder of the holder’s binding commitment to surrender the stock appreciation right, specifying the number of shares subject to the stock appreciation right being surrendered and the date on which the holder agrees to complete the surrender.

8.4  Tax Withholding.    Each holder who has exercised an option or stock appreciation right shall, immediately upon notification of the amount due, if any, pay to the Company in cash or by check amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required (as a result of exercise of an option or stock appreciation right or as a result of disposition of shares acquired pursuant to exercise of an option or stock appreciation right) beyond any amount deposited before delivery of the certificates, the holder shall pay such amount, in cash or by check, to the Company on demand. If the holder fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the holder, including salary, subject to applicable law. With the consent of the Board of Directors, a holder may satisfy this obligation, in whole or in part, by instructing the Company to withhold from the shares to be issued upon exercise or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered in connection with an option exercise shall not exceed the minimum amount necessary to satisfy the required withholding obligation.

8.5  Reduction of Reserved Shares.    Upon the exercise of an option or stock appreciation right, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon exercise of the option or stock appreciation right. Cash payments of stock appreciation rights shall not reduce the number of shares of Common Stock reserved for issuance under the Plan.

9.   Stock Bonuses.  The Board of Directors may award shares under the Plan as stock bonuses, including restricted stock units that provide for delivery of Common Stock at a later date. Shares awarded as a bonus shall be subject to the terms, conditions and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability and forfeiture of the shares awarded, together with any other restrictions determined by the Board of Directors. The Board of Directors may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares awarded shall bear any legends required by the Board of Directors. The Company may require any recipient of a stock bonus to pay to the Company in cash or by check upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the recipient, including salary, subject to applicable law. With the consent of the Board of Directors, a recipient may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be issued or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation. Upon the issuance of a stock bonus, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

10.  Restricted Stock.

10.1  Restricted Stock.    The Board of Directors may issue shares under the Plan for any consideration (including promissory notes and services) determined by the Board of Directors. Shares issued under the Plan shall be subject to the terms, conditions and restrictions determined by the Board of Directors. Subject to the provisions of the Plan, the restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued, together with any other restrictions determined by the Board of Directors. All Common Stock issued pursuant to this Section 10.1 shall be subject to a Restricted Stock Agreement, which shall be executed by the Company and the prospective recipient of the shares before the delivery of certificates representing the shares. The Agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors.

10.2  Other Provisions.    The certificates representing shares of restricted stock shall bear any legends required by the Board of Directors. The Company may require any participant receiving restricted stock to pay to the Company in cash or by check upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the participant fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the participant, including salary, subject to applicable law. With the consent of the Board of Directors, a participant may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be issued or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation. Upon the issuance of restricted stock, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

11.  Performance-Based Awards.    The Board of Directors may grant awards intended to qualify as qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder (“Performance-Based Awards”). Performance-Based Awards shall be denominated at the time of grant either in Common Stock (“Stock Performance Awards”) or in dollar amounts (“Dollar Performance Awards”). Payment under a Stock Performance Award or a Dollar Performance Award shall be made, at the discretion of the Board of Directors, in Common Stock (“Performance Shares”), or in cash or in any combination thereof. Performance-Based Awards shall be subject to the following terms and conditions:

11.1  Award Period.    The Board of Directors shall determine the period of time for which a Performance-Based Award is made (the “Award Period”).

11.2  Performance Goals and Payment.    The Board of Directors shall establish in writing objectives (“Performance Goals”) that must be met by the Company or any subsidiary, division or other unit of the Company (“Business Unit”) during the Award Period as a condition to payment being made under the Performance-Based Award. The Performance Goals for each award shall be one or more targeted levels of performance with respect to one or more of the following objective measures with respect to the Company or any Business Unit: earnings, earnings per share, stock price increase, total shareholder return (stock price increase plus dividends), return on equity, return on assets, return on capital, economic value added, revenues, operating income, inventories, inventory turns, cash flows, or any of the foregoing before the effect of acquisitions, divestitures, accounting changes, and restructuring and special charges (determined according to criteria established by the Board of Directors). The Board of Directors shall also establish the number of Performance Shares or the amount of cash payment to be made under a Performance-Based Award if the Performance Goals are met or exceeded, including the fixing of a maximum payment (subject to Section 11.4). The Board of Directors may establish other restrictions to payment under a Performance-Based Award, such as a continued employment requirement, in addition to satisfaction of the Performance Goals. Some or all of the Performance Shares may be issued at the time of the award as restricted shares subject to forfeiture in whole or in part if Performance Goals or, if applicable, other restrictions are not satisfied.

11.3  Computation of Payment.    During or after an Award Period, the performance of the Company or Business Unit, as applicable, during the period shall be measured against the Performance Goals. If the Performance Goals are not met, no payment shall be made under a Performance-Based Award. If the Performance Goals are met or exceeded, the Board of Directors shall certify that fact in writing and certify the number of Performance Shares earned or the amount of cash payment to be made under the terms of the Performance-Based Award.

11.4  Maximum Awards.    No participant may receive in any fiscal year Stock Performance Awards under which the aggregate amount payable under the Awards exceeds the equivalent of 200,000 shares of Common Stock or Dollar Performance Awards under which the aggregate amount payable under the Awards exceeds $4,000,000.

11.5  Tax Withholding.    Each participant who has received Performance Shares shall, upon notification of the amount due, pay to the Company in cash or by check amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the participant, including salary, subject to applicable law. With the consent of the Board of Directors, a participant may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be issued or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so delivered or withheld shall not exceed the minimum amount necessary to satisfy the required withholding obligation.

11.6  Effect on Shares Available.    The payment of a Performance-Based Award in cash shall not reduce the number of shares of Common Stock reserved for issuance under the Plan. The number of shares of Common Stock reserved for issuance under the Plan shall be reduced by the number of shares issued upon payment of an award. Cash payments of Performance-Based Awards shall not reduce the number of shares of Common Stock reserved for issuance under the Plan.

12.  Changes in Capital Structure.

12.1  Stock Splits, Stock Dividends.    If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares, dividend payable in shares, recapitalization or reclassification, appropriate adjustment shall be made by the Board of Directors in the number and kind of shares available for grants under the Plan and in all other share amounts set forth in the Plan. In addition, the Board of Directors shall make appropriate adjustment in the number and kind of shares as to which outstanding options and stock appreciation rights, or portions thereof then unexercised, shall be exercisable, so that the holder’s proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Board of Directors shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any such adjustments made by the Board of Directors shall be conclusive.

12.2  Mergers, Reorganizations, Etc.    In the event of a merger, consolidation, plan of exchange, acquisition of property or stock, split-up, split-off, spin-off, reorganization or liquidation to which the Company is a party or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (each, a “Transaction”), the Board of Directors shall, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding options and stock appreciation rights under the Plan:

  12.2-1  Outstanding options and stock appreciation rights shall remain in effect in accordance with their terms.

  12.2-2  Outstanding options and stock appreciation rights shall be converted into options and stock appreciation rights to purchase stock in one or more of the corporations, including the Company, that are the surviving or acquiring corporations in the Transaction. The amount, type of securities subject thereto and exercise price of the converted options and stock appreciation rights shall be determined by the Board of Directors of the Company, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining shares of the surviving corporation(s) to be held by holders of shares of the Company following the Transaction. Unless otherwise determined by the Board of Directors, the converted options and stock appreciation rights shall be vested only to the extent that the vesting requirements relating to options granted hereunder have been satisfied.

  12.2-3  The Board of Directors shall provide a period of 30 days or less before the completion of the Transaction during which outstanding options and stock appreciation rights may be exercised to the extent then exercisable, and upon the expiration of that period, all unexercised options and stock appreciation rights shall immediately terminate. The Board of Directors may, in its sole discretion accelerate the exercisability of options and stock appreciation rights so that they are exercisable in full during that period.

12.3  Dissolution of the Company.    In the event of the dissolution of the Company, options and stock appreciation rights shall be treated in accordance with Section 12.2-3.

12.4  Rights Issued by Another Corporation.    The Board of Directors may also grant options, stock appreciation rights, stock bonuses and Performance-Based Awards and issue restricted stock under the Plan with terms, conditions and provisions that vary from those specified in the Plan, provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, stock bonuses, Performance-Based Awards or restricted stock granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a Transaction.

13.  Amendment of the Plan.  The Board of Directors may at any time modify or amend the Plan in any respect. Except as provided in Section 12, however, no change in an award already granted shall be made without the written consent of the holder of the award if the change would adversely affect the holder.

14.  Approvals.  The Company’s obligations under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company’s shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Common Stock under the Plan if such issuance or delivery would violate state or federal securities laws.

15.  Employment and Service Rights.  Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of an Employer or interfere in any way with the Employer’s right to terminate the employee’s employment at will at any time, for any reason, with or without cause, or to decrease the employee’s compensation or benefits, or (ii) confer upon any person engaged by an Employer any right to be retained or employed by the Employer or to the continuation, extension, renewal or modification of any compensation, contract or arrangement with or by the Employer.

16.  Rights as a Shareholder.  The recipient of any award under the Plan shall have no rights as a shareholder with respect to any shares of Common Stock until the date the recipient becomes the holder of record of those shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs before the date the recipient becomes the holder of record.

APPENDIX F

ELECTRO SCIENTIFIC INDUSTRIES, INC.
AMENDED AND RESTATED 2000 STOCK OPTION INCENTIVE PLAN

1.   Purpose.  The purpose of this Amended and Restated 2000 Stock Option Incentive Plan (the “Plan”) is to enable Electro Scientific Industries, Inc. (the “Company”) to attract and retain the services of selected employees, officers and directors of the Company or any parent or subsidiary of the Company. For purposes of this Plan, a person is considered to be employed by or in the service of the Company if the person is employed by or in the service of any entity (the “Employer”) that is either the Company or a parent or subsidiary of the Company.

2.   Shares Subject to the Plan.  Subject to adjustment as provided below and in Section 12, the shares to be offered under the Plan shall consist of Common Stock of the Company (“Common Stock”), and the total number of shares of Common Stock that may be issued under the Plan shall be 2,000,000 shares plus any shares that at the time the Plan is approved by shareholders are available for grant under the Company’s 1989 Stock Option Plan, as in effect June 23, 2000 (the “1989 Plan”), or that may subsequently become available for grant under the 1989 Plan through the expiration, termination, forfeiture or cancellation of grants. An aggregate of 4,400,000 shares were reserved for issuance under the 1989 Plan. If an option, stock appreciation right or Performance-Based Award granted under the Plan expires, terminates or is canceled, the unissued shares subject to that option, stock appreciation right or Performance-Based Award shall again be available under the Plan. If shares awarded as a bonus pursuant to Section 9 or sold pursuant to Section 10 under the Plan are forfeited to or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Plan.

3.   Effective Date and Duration of Plan.

3.1  Effective Date.    The Plan shall become effective as of June 23, 2000. No Inventive Stock Option (as defined in Section 5.1 below) granted under the Plan shall become exercisable, however, until the Plan is approved by the affirmative vote of the holders of a majority of the shares of Common Stock represented at a shareholders meeting at which a quorum is present, and the exercise of any Incentive Stock Options granted under the Plan before approval shall be conditioned on and subject to that approval. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before termination of the Plan.

3.2  Duration.    The Plan shall continue in effect until all shares available for issuance under the Plan have been issued and all restrictions on the shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time except with respect to options, Performance-Based Awards, stock appreciation rights and shares subject to restrictions then outstanding under the Plan. Termination shall not affect any outstanding options, Performance-Based Awards, stock appreciation rights or any right of the Company to repurchase shares or the forfeitability of shares issued under the Plan.

4.   Administration.

4.1  Board of Directors.    The Plan shall be administered by the Board of Directors of the Company, which shall determine and designate the individuals to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards. Subject to the provisions of the Plan, the Board of Directors may adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Board of Directors shall be final and conclusive. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it deems expedient to carry the Plan into effect, and the Board of Directors shall be the sole and final judge of such expediency.

4.2  Committee.    The Board of Directors may delegate to any committee of the Board of Directors (the “Committee”) any or all authority for administration of the Plan. If authority is delegated to the Committee, all references to the Board of Directors in the Plan shall mean and relate to the Committee, except (i) as otherwise provided by the Board of Directors and (ii) that only the Board of Directors may amend or terminate the Plan as provided in Sections 3 and 13.

5.   Types of Awards; Eligibility; Limitations.

5.1  Types of Awards, Eligibility.    The Board of Directors may, from time to time, take the following actions, separately or in combination, under the Plan: (i) grant Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), as provided in Sections 6.1, 6.2 and 8; (ii) grant options other than Incentive Stock Options (“Non-Statutory Stock Options”) as provided in Sections 6.1, 6.3 and 8; (iii) grant stock appreciation rights as provided in Sections 7 and 8; (iv) award stock bonuses (including bonuses in the form of restricted stock units) as provided in Section 9; (v) sell shares subject to restrictions as provided in Sections 10; (vi) award Performance-Based Awards as provided in Section 11. Awards may be made to employees, including employees who are officers or directors, and to non-employee directors; provided, however, that only employees of the Company or any parent or subsidiary of the Company (as defined in subsections 424(e) and 424(f) of the Code) are eligible to receive Incentive Stock Options under the Plan. The Board of Directors shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made.

5.2  Per Employee Share Limitations.    No employee may be granted options and/or stock appreciation rights for more than an aggregate of 500,000 shares of Common Stock in any calendar year; provided, however, that to the extent the annual limitation is not fully used in any year for an employee, any shares not used may be added to the number of shares for which options and/or stock appreciation rights may be granted to that employee in any future year.

5.3  Prohibition on Option Repricing.    Except as provided in Section 11, without the prior approval of the Company’s shareholders, an option issued under the Plan may not be repriced by lowering the option exercise price or by cancellation of an outstanding option with a subsequent replacement or regrant of an option with a lower exercise price.

5.4  Maximum Number of Shares Issuable Upon Exercise of ISOs.    The maximum aggregate number of shares of Common Stock that may be issued under the Plan upon exercise of Incentive Stock Options shall be equal to the sum of those shares available for grant under the Plan at July 15, 2004 plus any shares that may subsequently become available for grant under the Plan or the 1989 Plan through the expiration, termination, forfeiture or cancellation of grants, which will not exceed 4,074,175 shares.

6.   Stock Options.

6.1  General Rules Relating to Options.

  6.1-1  Terms of Grant.    The Board of Directors may grant options under the Plan. With respect to each option grant, the Board of Directors shall determine the number of shares subject to the option, the exercise price, the period of the option, the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Non-Statutory Stock Option. At the time of the grant of an option or at any time thereafter, the Board of Directors may provide that an optionee who exercised an option with Common Stock of the Company shall automatically receive a new option to purchase additional shares equal to the number of shares surrendered and may specify the terms and conditions of such new options.

  6.1-2  Nontransferability.    Each Incentive Stock Option and, unless otherwise determined by the Board of Directors, each other option granted under the Plan by its terms (i) shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee’s domicile at the time of death, and (ii) during the optionee’s lifetime, shall be exercisable only by the optionee.

  6.1-3  Purchase of Shares.    Unless the Board of Directors determines otherwise, on or before the date specified for completion of the purchase of shares pursuant to an option exercise, the optionee must pay the Company the full purchase price of those shares in cash or by check or, with the consent of the Board of Directors, in whole or in part, in Common Stock of the Company valued at fair market value, restricted stock or other contingent awards denominated in either stock or cash, promissory notes and other forms of consideration. Unless otherwise determined by the Board of Directors, any Common Stock provided in payment of the purchase price must have been previously acquired and held by the optionee for at least six months. The fair market value of Common Stock provided in payment of the purchase price shall be the closing price of the Common Stock last reported before the time payment in Common Stock is made or, if earlier, committed to be made, if the Common Stock is publicly traded, or another value of the Common Stock as specified by the Board of Directors. No shares shall be issued until full payment for the shares has been made, including all amounts owed for tax withholding. With the consent of the Board of Directors, an optionee may request the Company to apply automatically the shares to be received upon the exercise of a portion of a stock option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the option.

  6.1-4  Limitations on Grants to Non-Exempt Employees.    Unless otherwise determined by the Board of Directors, if an employee of the Company or any parent or subsidiary of the Company is a non-exempt employee subject to the overtime compensation provisions of Section 7 of the Fair Labor Standards Act (the “FLSA”), any option granted to that employee shall be subject to the following restrictions: (i) the option price shall be at least 85 percent of the fair market value, as described in Section 6.2-4, of the Common Stock subject to the option on the date it is granted; and (ii) the option shall not be exercisable until at least six months after the date it is granted; provided, however, that this six-month restriction on exercisability will cease to apply if the employee dies, becomes disabled or retires, there is a change in ownership of the Company, or in other circumstances permitted by regulation, all as prescribed in Section 7(e)(8)(B) of the FLSA.

6.2  Incentive Stock Options.    Incentive Stock Options shall be subject to the following additional terms and conditions:

  6.2-1  Limitation on Amount of Grants.    If the aggregate fair market value of stock (determined as of the date the option is granted) for which Incentive Stock Options granted under this Plan (and any other stock incentive plan of the Company or its parent or subsidiary corporations, as defined in subsections 424(e) and 424(f) of the Code) are exercisable for the first time by an employee during any calendar year exceeds $100,000, the portion of the option or options not exceeding $100,000, to the extent of whole shares, will be treated as an Incentive Stock Option and the remaining portion of the option or options will be treated as a Non-Statutory Stock Option. The preceding sentence will be applied by taking options into account in the order in which they were granted. If, under the $100,000 limitation, a portion of an option is treated as an Incentive Stock Option and the remaining portion of the option is treated as a Non-Statutory Stock Option, unless the optionee designates otherwise at the time of exercise, the optionee’s exercise of all or a portion of the option will be treated as the exercise of the Incentive Stock Option portion of the option to the full extent permitted under the $100,000 limitation. If an optionee exercises an option that is treated as in part an Incentive Stock Option and in part a Non-Statutory Stock Option, the Company will designate the portion of the stock acquired pursuant to the exercise of the Incentive Stock Option portion as Incentive Stock Option stock by issuing a separate certificate for that portion of the stock and identifying the certificate as Incentive Stock Option stock in its stock records.

  6.2-2  Limitations on Grants to 10 percent Shareholders.    An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary (as defined in subsections 424(e) and 424(f) of the Code) only if the option price is at least 110 percent of the fair market value, as described in Section 6.2-4, of the Common Stock subject to the option on the date it is granted and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

  6.2-3  Duration of Options.    Subject to Sections 6.2-2, 8.1 and 8.2, Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors, except that by its terms no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

  6.2-4  Option Price.    The option price per share shall be determined by the Board of Directors at the time of grant. Except as provided in Section 6.2-2, the option price shall not be less than 100 percent of the fair market value of the Common Stock covered by the Incentive Stock Option at the date the option is granted. The fair market value shall be the closing price of the Common Stock last reported on the date the option is granted, if the stock is publicly traded, or another value of the Common Stock as specified by the Board of Directors.

  6.2-5  Limitation on Time of Grant.    No Incentive Stock Option shall be granted on or after the tenth anniversary of the last action by the Board of Directors adopting the Plan or approving an increase in the number of shares available for issuance under the Plan, which action was subsequently approved within 12 months by the shareholders.

  6.2-6  Early Dispositions.    If within two years after an Incentive Stock Option is granted or within 12 months after an Incentive Stock Option is exercised, the optionee sells or otherwise disposes of Common Stock acquired on exercise of the Option, the optionee shall within 30 days of the sale or disposition notify the Company in writing of (i) the date of the sale or disposition, (ii) the amount realized on the sale or disposition and (iii) the nature of the disposition (e.g., sale, gift, etc.).

6.3  Non-Statutory Stock Options.    Non-Statutory Stock Options shall be subject to the following terms and conditions, in addition to those set forth in Sections 6.1 and 8.

  6.3-1  Option Price.    The option price for Non-Statutory Stock Options shall be determined by the Board of Directors at the time of grant and may be any amount determined by the Board of Directors.

  6.3-2  Duration of Options.    Non-Statutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors, except that no Non-Statutory Option shall be exercisable after the expiration of 10 years from the date it is granted.

7.   Stock Appreciation Rights.

7.1  Grant.    Stock appreciation rights may be granted under the Plan by the Board of Directors, subject to such rules, terms, and conditions as the Board of Directors prescribes. The Board of Directors may provide that stock appreciation rights may be granted in substitution for stock options granted under the Plan. With respect to each grant, the Board shall determine the number of shares subject to the stock appreciation right, the exercise price of the stock appreciation right, the period of the stock appreciation right, and the time or times at which the stock appreciation right may be exercised. Stock appreciation rights shall continue in effect for the period fixed by the Board of Directors.

7.2  Stock Appreciation Rights Granted in Connection with Options.    If a stock appreciation right is granted in connection with an option, the stock appreciation right shall be exercisable only to the extent and on the same conditions that the related option could be exercised. Upon exercise of a stock appreciation right, any option or portion thereof to which the stock appreciation right relates terminates. If a stock appreciation right is granted in connection with an option, upon exercise of the option, the stock appreciation right or portion thereof to which the grant relates terminates.

7.3  Exercise.    Each stock appreciation right shall entitle the holder, upon exercise, to receive from the Company in exchange therefor an amount equal in value to the excess of the fair market value on the date of exercise of one share of Common Stock of the Company over the exercise price as determined by the Board of Directors (or, in the case of a stock appreciation right granted in connection with an option, the option price per share under the option to which the stock appreciation right relates), multiplied by the number of shares covered by the stock appreciation right, or portion thereof, that is surrendered. Payment by the Company upon exercise of a stock appreciation right may be made in Common Stock valued at fair market value, in cash, or partly in Common Stock and partly in cash, all as determined by the Board of Directors. For this purpose, the fair market value of the Common Stock shall be the closing price of the Common Stock last reported before the time of exercise, or such other value of the Common Stock as specified by the Board of Directors.

7.4  Fractional Shares.    No fractional shares shall be issued upon exercise of a stock appreciation right. In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, if the Board of Directors shall determine, the number of shares may be rounded downward to the next whole share.

7.5  Nontransferability.    Each stock appreciation right granted in connection with an Incentive Stock Option and, unless otherwise determined by the Board of Directors, each other stock appreciation right granted under the Plan, by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder’s domicile at the time of death, and each stock appreciation right by its terms shall be exercisable during the holder’s lifetime only by the holder.

8.   Exercise of Options and Stock Appreciation Rights.

8.1  Exercise.    Except as provided in Section 8.2 or as determined by the Board of Directors, no option or stock appreciation right granted under the Plan may be exercised unless at the time of exercise the holder is employed by or in the service of the Company and shall have been so employed or provided such service continuously since the date the option or stock appreciation right was granted. Except as provided in Sections 8.2 and 12, options and stock appreciation rights granted under the Plan may be exercised from time to time over the period stated in each option or stock appreciation right in amounts and at times prescribed by the Board of Directors, provided that options and stock appreciation rights may not be exercised for fractional shares. Unless otherwise determined by the Board of Directors, if a holder does not exercise an option or stock appreciation right in any one year for the full number of shares to which the holder is entitled in that year, the holder’s rights shall be cumulative and the holder may acquire those shares in any subsequent year during the term of the option or stock appreciation right.

8.2  Termination of Employment or Service.

  8.2-1  General Rule.    Unless otherwise determined by the Board of Directors, if a holder’s employment or service with the Company terminates for any reason other than because of total disability or death as provided in Sections 8.2-2 and 8.2-3, his or her option or stock appreciation right may be exercised at any time before the expiration date of the option or stock appreciation right or the expiration of 3 months after the date of termination, whichever is the shorter period, but only if and to the extent the holder was entitled to exercise the option or stock appreciation right at the date of termination.

  8.2-2  Termination Because of Total Disability.    Unless otherwise determined by the Board of Directors, if a holder’s employment or service with the Company terminates because of total disability, his or her option or stock appreciation right may be exercised at any time before the expiration date of the option or stock appreciation right or before the date 12 months after the date of termination, whichever is the shorter period, but only if and to the extent the holder was entitled to exercise the option or stock appreciation right at the date of termination. The term “total disability” means a medically determinable mental or physical impairment that is expected to result in death or has lasted or is expected to last for a continuous period of 12 months or more and that, in the opinion of the Company and two independent physicians, causes the holder to be unable to perform his or her duties as an employee, director or officer of the Employer and unable to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the two independent physicians have furnished their written opinion of total disability to the Company and the Company has reached an opinion of total disability.

  8.2-3  Termination Because of Death.    Unless otherwise determined by the Board of Directors, if a holder dies while employed by or providing service to the Company, his or her option or stock appreciation right may be exercised at any time before the expiration date of the option or stock appreciation right or before the date 12 months after the date of death, whichever is the shorter period, but only if and to the extent the holder was entitled to exercise the option or stock appreciation right at the date of death and only by the person or persons to whom the holder’s rights under the option or stock appreciation right shall pass by the holder’s will or by the laws of descent and distribution of the state or country of domicile at the time of death.

  8.2-4  Amendment of Exercise Period Applicable to Termination.    The Board of Directors may at any time extend the 3-month and 12-month exercise periods any length of time not longer than the original expiration date of the option or stock appreciation right. The Board of Directors may at any time increase the portion of an option or stock appreciation right that is exercisable, subject to terms and conditions determined by the Board of Directors.

  8.2-5  Failure to Exercise Option or Stock Appreciation Right.    To the extent that the option or stock appreciation right of any deceased holder or any holder whose employment or service terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to the option or stock appreciation right shall cease and terminate.

  8.2-6  Leave of Absence.    Absence on leave approved by the Employer or on account of illness or disability shall not be deemed a termination or interruption of employment or service. Unless otherwise determined by the Board of Directors, vesting of options and stock appreciation rights shall continue during a medical, family or military leave of absence or other leave approved by the Employer, whether paid or unpaid, and vesting of options and stock appreciation rights shall be suspended during any other unpaid leave of absence.

8.3  Notice of Exercise or Surrender.    Unless the Board of Directors determines otherwise, shares may be acquired pursuant to an option or stock appreciation right granted under the Plan only upon the Company’s receipt of written notice from the holder of the holder’s binding commitment to purchase shares, specifying the number of shares the holder desires to acquire under the option or stock appreciation right and the date on which the holder agrees to complete the transaction, and, if required to comply with the Securities Act of 1933, containing a representation that it is the holder’s intention to acquire the shares for investment and not with a view to distribution. Unless the Board of Directors determines otherwise, cash may be paid upon surrender of a stock appreciation right granted under the Plan only upon the Company’s receipt of written notice from the holder of the holder’s binding commitment to surrender the stock appreciation right, specifying the number of shares subject to the stock appreciation right being surrendered and the date on which the holder agrees to complete the surrender.

8.4  Tax Withholding.    Each holder who has exercised an option or stock appreciation right shall, immediately upon notification of the amount due, if any, pay to the Company in cash or by check amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required (as a result of exercise of an option or stock appreciation right or as a result of disposition of shares acquired pursuant to exercise of an option or stock appreciation right) beyond any amount deposited before delivery of the certificates, the holder shall pay such amount, in cash or by check, to the Company on demand. If the holder fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the holder, including salary, subject to applicable law. With the consent of the Board of Directors, a holder may satisfy this obligation, in whole or in part, by instructing the Company to withhold from the shares to be issued upon exercise or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered in connection with an option exercise shall not exceed the minimum amount necessary to satisfy the required withholding obligation.

8.5  Reduction of Reserved Shares.    Upon the exercise of an option or stock appreciation right, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon exercise of the option or stock appreciation right. Cash payments of stock appreciation rights shall not reduce the number of shares of Common Stock reserved for issuance under the Plan.

9.   Stock Bonuses.  The Board of Directors may award shares under the Plan as stock bonuses, including restricted stock units that provide for delivery of Common Stock at a later date. Shares awarded as a bonus shall be subject to the terms, conditions and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability and forfeiture of the shares awarded, together with any other restrictions determined by the Board of Directors. The Board of Directors may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares awarded shall bear any legends required by the Board of Directors. The Company may require any recipient of a stock bonus to pay to the Company in cash or by check upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the recipient, including salary, subject to applicable law. With the consent of the Board of Directors, a recipient may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be issued or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation. Upon the issuance of a stock bonus, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

10.  Restricted Stock.

10.1  Restricted Stock.    The Board of Directors may issue shares under the Plan for any consideration (including promissory notes and services) determined by the Board of Directors. Shares issued under the Plan shall be subject to the terms, conditions and restrictions determined by the Board of Directors. Subject to the provisions of the Plan, the restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued, together with any other restrictions determined by the Board of Directors. All Common Stock issued pursuant to this Section 10.1 shall be subject to a Restricted Stock Agreement, which shall be executed by the Company and the prospective recipient of the shares before the delivery of certificates representing the shares. The Agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors.

10.2  Other Provisions.    The certificates representing shares of restricted stock shall bear any legends required by the Board of Directors. The Company may require any participant receiving restricted stock to pay to the Company in cash or by check upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the participant fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the participant, including salary, subject to applicable law. With the consent of the Board of Directors, a participant may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be issued or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation. Upon the issuance of restricted stock, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

11.  Performance-Based Awards.  The Board of Directors may grant awards intended to qualify as qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder (“Performance-Based Awards”). Performance-Based Awards shall be denominated at the time of grant either in Common Stock (“Stock Performance Awards”) or in dollar amounts (“Dollar Performance Awards”). Payment under a Stock Performance Award or a Dollar Performance Award shall be made, at the discretion of the Board of Directors, in Common Stock (“Performance Shares”), or in cash or in any combination thereof. Performance-Based Awards shall be subject to the following terms and conditions:

11.1  Award Period.    The Board of Directors shall determine the period of time for which a Performance-Based Award is made (the “Award Period”).

11.2  Performance Goals and Payment.    The Board of Directors shall establish in writing objectives (“Performance Goals”) that must be met by the Company or any subsidiary, division or other unit of the Company (“Business Unit”) during the Award Period as a condition to payment being made under the Performance-Based Award. The Performance Goals for each award shall be one or more targeted levels of performance with respect to one or more of the following objective measures with respect to the Company or any Business Unit: earnings, earnings per share, stock price increase, total shareholder return (stock price increase plus dividends), return on equity, return on assets, return on capital, economic value added, revenues, operating income, inventories, inventory turns, cash flows, or any of the foregoing before the effect of acquisitions, divestitures, accounting changes, and restructuring and special charges (determined according to criteria established by the Board of Directors). The Board of Directors shall also establish the number of Performance Shares or the amount of cash payment to be made under a Performance-Based Award if the Performance Goals are met or exceeded, including the fixing of a maximum payment (subject to Section 11.4). The Board of Directors may establish other restrictions to payment under a Performance-Based Award, such as a continued employment requirement, in addition to satisfaction of the Performance Goals. Some or all of the Performance Shares may be issued at the time of the award as restricted shares subject to forfeiture in whole or in part if Performance Goals or, if applicable, other restrictions are not satisfied.

11.3  Computation of Payment.    During or after an Award Period, the performance of the Company or Business Unit, as applicable, during the period shall be measured against the Performance Goals. If the Performance Goals are not met, no payment shall be made under a Performance-Based Award. If the Performance Goals are met or exceeded, the Board of Directors shall certify that fact in writing and certify the number of Performance Shares earned or the amount of cash payment to be made under the terms of the Performance-Based Award.

11.4  Maximum Awards.    No participant may receive in any fiscal year Stock Performance Awards under which the aggregate amount payable under the Awards exceeds the equivalent of 200,000 shares of Common Stock or Dollar Performance Awards under which the aggregate amount payable under the Awards exceeds $4,000,000.

11.5  Tax Withholding.    Each participant who has received Performance Shares shall, upon notification of the amount due, pay to the Company in cash or by check amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the participant, including salary, subject to applicable law. With the consent of the Board of Directors, a participant may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be issued or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so delivered or withheld shall not exceed the minimum amount necessary to satisfy the required withholding obligation.

11.6  Effect on Shares Available.    The payment of a Performance-Based Award in cash shall not reduce the number of shares of Common Stock reserved for issuance under the Plan. The number of shares of Common Stock reserved for issuance under the Plan shall be reduced by the number of shares issued upon payment of an award. Cash payments of Performance-Based Awards shall not reduce the number of shares of Common Stock reserved for issuance under the Plan.

12.	Changes in Capital Structure.

12.1  Stock Splits, Stock Dividends.    If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares, dividend payable in shares, recapitalization or reclassification, appropriate adjustment shall be made by the Board of Directors in the number and kind of shares available for grants under the Plan and in all other share amounts set forth in the Plan. In addition, the Board of Directors shall make appropriate adjustment in the number and kind of shares as to which outstanding options and stock appreciation rights, or portions thereof then unexercised, shall be exercisable, so that the holder’s proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Board of Directors shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any such adjustments made by the Board of Directors shall be conclusive.

12.2  Mergers, Reorganizations, Etc.    In the event of a merger, consolidation, plan of exchange, acquisition of property or stock, split-up, split-off, spin-off, reorganization or liquidation to which the Company is a party or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (each, a “Transaction”), the Board of Directors shall, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding options and stock appreciation rights under the Plan:

  12.2-1  Outstanding options and stock appreciation rights shall remain in effect in accordance with their terms.

  12.2-2  Outstanding options and stock appreciation rights shall be converted into options and stock appreciation rights to purchase stock in one or more of the corporations, including the Company, that are the surviving or acquiring corporations in the Transaction. The amount, type of securities subject thereto and exercise price of the converted options and stock appreciation rights shall be determined by the Board of Directors of the Company, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining shares of the surviving corporation(s) to be held by holders of shares of the Company following the Transaction. Unless otherwise determined by the Board of Directors, the converted options and stock appreciation rights shall be vested only to the extent that the vesting requirements relating to options granted hereunder have been satisfied.

  12.2-3  The Board of Directors shall provide a period of 30 days or less before the completion of the Transaction during which outstanding options and stock appreciation rights may be exercised to the extent then exercisable, and upon the expiration of that period, all unexercised options and stock appreciation rights shall immediately terminate. The Board of Directors may, in its sole discretion accelerate the exercisability of options and stock appreciation rights so that they are exercisable in full during that period.

12.3  Dissolution of the Company.    In the event of the dissolution of the Company, options and stock appreciation rights shall be treated in accordance with Section 12.2-3.

12.4  Rights Issued by Another Corporation.    The Board of Directors may also grant options, stock appreciation rights, stock bonuses and Performance-Based Awards and issue restricted stock under the Plan with terms, conditions and provisions that vary from those specified in the Plan, provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, stock bonuses, Performance-Based Awards or restricted stock granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a Transaction.

13.  Amendment of the Plan.  The Board of Directors may at any time modify or amend the Plan in any respect. Except as provided in Section 12, however, no change in an award already granted shall be made without the written consent of the holder of the award if the change would adversely affect the holder.

14.  Approvals.  The Company’s obligations under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company’s shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Common Stock under the Plan if such issuance or delivery would violate state or federal securities laws.

15.  Employment and Service Rights.  Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of an Employer or interfere in any way with the Employer’s right to terminate the employee’s employment at will at any time, for any reason, with or without cause, or to decrease the employee’s compensation or benefits, or (ii) confer upon any person engaged by an Employer any right to be retained or employed by the Employer or to the continuation, extension, renewal or modification of any compensation, contract or arrangement with or by the Employer.

16.  Rights as a Shareholder.  The recipient of any award under the Plan shall have no rights as a shareholder with respect to any shares of Common Stock until the date the recipient becomes the holder of record of those shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs before the date the recipient becomes the holder of record.

APPENDIX G

ELECTRO SCIENTIFIC INDUSTRIES, INC.
1990 EMPLOYEE STOCK PURCHASE PLAN
As Amended October 29, 2003

1.  Purpose of the Plan.  Electro Scientific Industries, Inc. (the “Company”) believes that ownership of shares of its Common Stock by employees of the Company and its Participating Subsidiaries (hereinafter defined) is desirable as an incentive to better performance and improvement of profits, and as a means by which employees may share in the rewards of growth and success. The purpose of the Company’s 1990 Employee Stock Purchase Plan (the “Plan”) is to provide a convenient means by which employees of the Company and Participating Subsidiaries may purchase the Company’s shares through payroll deductions and a method by which the Company may assist and encourage such employees to become share owners.

2.  Shares Reserved for the Plan. There are 1,900,000 [900,000] shares of the Company’s authorized but unissued or reacquired Common Stock, no par value, reserved for purposes of the Plan. The number of shares reserved for the Plan and other share limits in the Plan are subject to adjustment in the event of any stock dividend, stock split, combination of shares, recapitalization or other change in the outstanding Common Stock of the Company. The determination of whether an adjustment shall be made and the manner of any such adjustment shall be made by the Board of Directors of the Company, which determination shall be conclusive.

3.  Administration of the Plan. The Plan shall be administered by the Board of Directors. The Board of Directors may promulgate rules and regulations for the operation of the Plan, adopt forms for use in connection with the Plan, and decide any question of interpretation of the Plan or rights arising thereunder. The Board of Directors may consult with counsel for the Company on any matter arising under the Plan. All determinations and decisions of the Board of Directors shall be conclusive. Notwithstanding the foregoing, the Board of Directors, if it so desires, may delegate to the Compensation Committee of the Board the authority for general administration of the Plan.

4.  Eligible Employees. Except as indicated below, all full-time employees of the Company and all full-time employees of each of the Company’s subsidiary corporations which is designated by the Board of Directors of the Company as a participant in the Plan (such participating subsidiary being hereinafter called a “Participating Subsidiary”) are eligible to participate in the Plan. Any employee who would, after a purchase of shares under the Plan, own or be deemed (under Section 424(d) of the Internal Revenue Code of 1986, as amended (the “Code”)) to own stock (including stock subject to any outstanding options held by the employee) possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary of the Company, shall be ineligible to participate in the Plan. A “full-time employee” is one who is in the active service of the Company or a Participating Subsidiary excluding, however, any employee whose customary employment is 20 hours or less per week or whose customary employment is for not more than five months per calendar year.

5.	Offerings.

(a)  Offerings and Purchase Periods. The Plan shall be implemented by a series of overlapping 24-month offerings (the “Offerings”), with a new Offering commencing on January 15, April 15, July 15 and October 15 of each year beginning in January 2004. Accordingly, up to eight separate Offerings may be in process at any time, but an employee may only participate in one Offering at a time. The first day of each Offering is the “Offering Date” for that Offering and each Offering shall end on the second anniversary of its Offering Date.

Each Offering shall be divided into eight three-month Purchase Periods, one of which shall end on each January 14, April 14, July 14 and October 14 during the term of the Offering. The last day of each Purchase Period is a “Purchase Date” for the applicable Offering. Notwithstanding the foregoing, (1) the Offering that began on January 8, 2003 and ends on January 7, 2004 shall be governed by the Plan as amended February 24, 2000, and

*  NOTE: Underlined matter is new, matter in [brackets and italics] is to be deleted

(2) the Offering that begins in January 2004 shall begin on January 8, 2004 and end on January 14, 2006 and the first Purchase Date relating to such Offering shall be April 14, 2004.

(b)  Grants; Limitations. On each Offering Date, each eligible employee shall be granted an option under the Plan to purchase shares of Common Stock on the Purchase Dates for the Offering for the price determined under paragraph 7 of the Plan exclusively through payroll deductions authorized under paragraph 6 of the Plan; provided, however, that (a) no option shall permit the purchase of more than 500 shares on any Purchase Date, and (b) no option may be granted under the Plan that would allow an employee’s right to purchase shares under all stock purchase plans of the Company and its parents and subsidiaries to which Section 423 of the Code applies to accrue at a rate that exceeds $25,000 of fair market value of shares (determined at the date of grant) for each calendar year in which such option is outstanding.

(c)  Insufficient Shares. If there is an insufficient number of reserved shares of Common Stock to permit the full exercise of all existing rights to purchase shares, or if the legal obligations of the Company prohibit the issuance of all shares purchasable upon the full exercise of such rights, the plan administrator shall make a pro rata allocation of the shares remaining available in as nearly a uniform and equitable manner as possible, based pro rata on the aggregate amounts then credited to each participant’s account. In such event, payroll deductions to be made shall be reduced accordingly and the plan administrator shall give written notice of such reduction to each participant affected thereby. Any amount remaining in a participant’s account immediately after all available shares have been purchased will be promptly remitted to such participant. Determinations made by the plan administrator in this regard shall be final, binding and conclusive on all persons. No deductions shall be permitted under the Plan after the Company determines that no shares are available.

6.   Participation in the Plan.

(a)  Initiating Participation. An eligible employee may participate in an Offering under the Plan by filing with the Company no later than 4:00 p.m., Pacific time on the Offering Date for the Offering in which the employee desires to participate, forms furnished by the Company, a subscription and payroll deduction authorization. Once filed, a subscription and payroll deduction authorization shall remain in effect for Offerings unless amended or terminated. The payroll deduction authorization will authorize the employing corporation to make payroll deductions from each of the participant’s paychecks during an Offering other than a paycheck issued on the Offering Date. Payroll deductions from any paycheck may not be less than 1 percent or more than 15 percent of the gross amount of base pay plus commissions, if any, payable to the participant for the period covered by the paycheck. If payroll deductions are made by a Participating Subsidiary, that corporation will promptly remit the amount of the deductions to the Company.

(b)  Amending or Terminating Participation. After a participant has begun participating in the Plan by initiating payroll deductions, the participant may not amend the payroll deduction authorization except that (a) a participant may amend payroll deductions once during each calendar quarter and (b) the participant may terminate participation in the Plan at any time prior to the tenth day before a Purchase Date by written notice to the Company. A permitted change in payroll deductions shall be effective for any pay period only if written notice is received by the Company at least three business days prior to the payroll effective date published by the Company for that pay period. Participation in the Plan shall also terminate when a participant ceases to be an eligible employee for any reason, including death or retirement. A participant may not reinstate participation in the Plan with respect to a particular Offering after once terminating participation in the Plan with respect to that Offering. Upon termination of a participant’s participation in the Plan, all amounts deducted from the participant’s pay and not previously used to purchase shares under the Plan shall be returned to the participant.

(c)  Suspension of Payroll Deductions When Limitations on Participation Are Exceeded. As a result of the limitations described above under paragraph 5(b), the amount of a participant’s payroll deductions during any portion of an Offering may exceed the maximum amount that can be applied to purchase shares on the next Purchase Date of that Offering. If this occurs, then, as soon as practicable following the participant’s written request (or earlier in the Company’s discretion), payroll deductions from the participant shall be suspended and any such excess

*  NOTE: Underlined matter is new, matter in [brackets and italics] is to be deleted amounts shall be refunded to the participant. Such suspension shall not result either in termination of the participant’s participation in the Offering or ineligibility of the participant for enrollment in any new Offering. Payroll deductions at the rate set forth in the participant’s then effective payroll deduction authorization form shall automatically resume for any period under the Plan during which, after application of the limitations in paragraph 5(b), the participant is eligible to purchase any Common Stock under the Plan on the next Purchase Date unless the participant terminates participation in accordance with paragraph 6(b).

7.   Option Price. The price at which shares shall be purchased on any Purchase Date in an Offering shall be the lower of (a) 85% of the fair market value of a share of Common Stock on the Offering Date of the Offering (or the preceding trading day if the Offering Date is not a trading day) or (b) 85% of the fair market value of a share of Common Stock on the Purchase Date (or the preceding trading day if the Purchase Date is not a trading day). The fair market value of a share of Common Stock on any date shall be the closing price of the Common Stock on that trading day as reported by NASDAQ or, if the Common Stock is not reported on NASDAQ, such other reported value of the Common Stock as shall be specified by the Board of Directors.

8.   Automatic Withdrawal and Re-enrollment. If the fair market value of a share of Common Stock on any new Offering Date is less than or equal to the fair market value of a share of Common Stock on the participant’s current Offering Date, every participant in that Offering shall automatically (a) be withdrawn from such Offering after the acquisition of the shares of Common Stock on such Purchase Date that precedes the new Offering Date and (b) be enrolled in the new Offering commencing on the day after such Purchase Date.

9.   Purchase of Shares. All amounts withheld from the pay of a participant shall be credited to his or her account under the Plan by the Custodian appointed under paragraph 10. No interest will be paid on such accounts, unless otherwise determined by the Board of Directors. On each Purchase Date, the amount of the account of each participant will be applied to the purchase of whole shares by such participant from the Company at the price determined under paragraph 7. Any cash balance remaining in a participant’s account after a Purchase Date because it was less than the amount required to purchase a full share shall be retained in the participant’s account for the next Purchase Period. Any other amounts in a participant’s account after a Purchase Date as a result of the limitations in paragraph 5(b) will be repaid to the participant.

10.  Delivery and Custody of Shares. Shares purchased by participants pursuant to the Plan will be delivered to and held in the custody of such investment or financial firm (the “Custodian”) as shall be appointed by the Board of Directors. The Custodian may hold in nominee or street name certificates for shares purchased pursuant to the Plan, and may commingle shares in its custody pursuant to the Plan in a single account without identification as to individual participants. By appropriate instructions to the Custodian on forms to be provided for that purpose, a participant may from time to time (a) transfer into the participant’s own name of all or part of the shares held by the Custodian for the participant’s account and delivery of such shares to the participant; (b) transfer of all or part of the shares held for the participant’s account by the Custodian to a regular individual brokerage account in the participant’s own name, either with the firm then acting as Custodian or with another firm, or (c) sell all or part of the shares held by the Custodian for the participant’s account at the market price at the time the order is executed and obtain remittance of the net proceeds of sale to the participant. Upon termination of participation in the Plan, the participant may elect to have the shares held by the Custodian for the account of the participant transferred and delivered in accordance with (a) above, transferred to a brokerage account in accordance with (b), or sold in accordance with (c).

11.  Records and Statements. The Custodian will maintain the records of the Plan. As soon as practicable after each Purchase Date each participant will receive a statement showing the activity of his account since the preceding Purchase Date and the balance on the Purchase Date as to both cash and shares. Participants will be furnished such other reports and statements, and at such intervals, as the Board of Directors shall determine from time to time.

12.  Expense of the Plan. The Company will pay all expenses incident to operation of the Plan, including costs of record keeping, accounting fees, legal fees, commissions and issue or transfer taxes on purchases pursuant

*  NOTE: Underlined matter is new, matter in [brackets and italics] is to be deleted to the Plan and on delivery of shares to a participant or into his or her brokerage account. The Company will not pay expenses, commissions or taxes incurred in connection with sales of shares by the Custodian at the request of a participant. Expenses to be paid by a participant will be deducted from the proceeds of sale prior to remittance.

13.  Rights Not Transferable. The right to purchase shares under this Plan is not transferable by a participant, and such right is exercisable during the participant’s lifetime only by the participant. Upon the death of a participant, any shares held by the Custodian for the participant’s account shall be transferred to the persons entitled thereto under the laws of the state of domicile of the participant upon a proper showing of authority.

14.  Dividends and Other Distributions. Cash dividends and other cash distributions, if any, on shares held by the Custodian will be paid currently to the participants entitled thereto unless the Company subsequently adopts a dividend reinvestment plan and the participant directs that his or her cash dividends be invested in accordance with such plan. Stock dividends and other distributions in shares of the Company on shares held by the Custodian shall be issued to the Custodian and held by it for the account of the respective participants entitled thereto.

15.  Voting and Shareholder Communications. In connection with voting on any matter submitted to the shareholders of the Company, the Custodian will cause the shares held by the Custodian for each participant’s account to be voted in accordance with instructions from the participant or, if requested by a participant, will furnish to the participant a proxy authorizing the participant to vote the shares held by the Custodian for the participant’s account. Copies of all general communications to shareholders of the Company will be sent to participants participating in the Plan.

16.  Tax Withholding. Each participant who has purchased shares under the Plan shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding determined by the Company to be required. If the Company determines that additional withholding is required beyond any amount deposited at the time of purchase, the participant shall pay such amount to the Company on demand. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant, including salary, subject to applicable law.

17.  Responsibility and Indemnity. Neither the Company, its Board of Directors, the Custodian, any Participating Subsidiary, nor any member, officer, agent, or employee of any of them, shall be liable to any participant under the Plan for any mistake of judgment or for any omission or wrongful act unless resulting from gross negligence, willful misconduct or intentional misfeasance. The Company will indemnify and save harmless its Board of Directors, the Custodian and any such member, officer, agent or employee against any claim, loss, liability or expense arising out of the Plan, except such as may result from the gross negligence, willful misconduct or intentional misfeasance of such entity or person.

18.  Conditions and Approvals. The obligations of the Company under the Plan shall be subject to compliance with all applicable state and federal laws and regulations, compliance with the rules of any stock exchange on which the Company’s securities may be listed, and approval of such federal and state authorities or agencies as may have jurisdiction over the Plan or the Company. The Company will use its best effort to comply with such laws, regulations and rules and to obtain such approvals.

19.  Amendment of the Plan. The Board of Directors of the Company may from time to time amend the Plan in any and all respects, except that without the approval of the shareholders of the Company, the Board of Directors may not increase the number of shares reserved for the Plan or decrease the purchase price of shares offered pursuant to the Plan.

20.  Termination of the Plan. The Plan shall terminate when all of the shares reserved for purposes of the Plan have been purchased, provided that the Board of Directors in its sole discretion may (a) elect to continue the Plan in connection with the reservation of additional shares for purposes of the Plan or (b) at any time terminate the Plan without any obligation on account of such termination, except as hereinafter in this paragraph provided. Upon termination of the Plan, the cash and shares, if any, held in the account of each participant shall forthwith

*  NOTE: Underlined matter is new, matter in [brackets and italics] is to be deleted be distributed to the participant or to the participant’s order, provided that if prior to the termination of the Plan, the Board of Directors and shareholders of the Company shall have adopted and approved a substantially similar plan, the Board of Directors may in its discretion determine that the account of each participant under this Plan shall be carried forward and continued as the account of such participant under such other plan, subject to the right of any participant to request distribution of the cash and shares, if any, held for his account.

*  NOTE: Underlined matter is new, matter in [brackets and italics] is to be deleted

Please Mark Here for Addres Change or Comments	☐
SEE REVERSE SIDE

1. Election of three directors:	FOR the nominees listed to the left (except as indicated to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed to the left	3.	Approve Amended and Restated 2000 Stock Option Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
NOMINEES FOR THREE-YEAR TERMS: 01 Frederick A. Ball 02 Nicholas Konidaris 03 Robert R. Walker	☐	☐	4.	Approve amendment to the 1990 Employee Stock Purchase Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Instruction: To withhold authority to vote for any nominee write that nominee’s name(s) in this space:			5.	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

2. Approve 2004 Stock Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
PLEASE SIGN, DATE AND RETURN THIS PROXY CARD TODAY, USING THE ENCLOSED ENVELOPE.
Please sign below exactly as your name appears on this Proxy Card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity giving their full title as such. If a partnership, please sign in the partnership name by authorized persons.
If you receive more than one Proxy Card, please sign and return all such cards in the accompanying envelope.

Typed or Printed names:

Authorized Signature:

Title or authority, if applicable:

Date:

 FOLD AND DETACH HERE 

Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet	OR	Telephone	OR	Mail
http://www.eproxy.com/esio		1-800-435-6710		Mark, sign and date
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.		your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

PROXY

ELECTRO SCIENTIFIC INDUSTRIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Electro Scientific Industries, Inc., an Oregon corporation (the “Company”), hereby appoints Nicholas Konidaris and J. Michael Dodson, and each of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 1:00 p.m. on Friday, October 15, 2004 at the Company’s executive offices located at 13900 NW Science Park Drive, Portland, Oregon, and any adjournments or postponements thereof upon the following matters.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, “FOR” PROPOSAL 4 AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned hereby acknowledges receipt of the Company’s Proxy Statement and hereby revokes any proxy or proxies previously given.

(continued and to be signed on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

 FOLD AND DETACH HERE 

You can now access your Electro Scientific Industries, Inc. account online.

Access your Electro Scientific Industries, Inc. shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Electro Scientific Industries, Inc. now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time